UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Yum China Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This document shall also serve as a circular to holders of the common stock of Yum China Holdings, Inc. for the purposes of the Rules (the “Hong Kong Listing Rules”) Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange” or “HKEX”).

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution when dealing in the securities of Yum China Holdings, Inc. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.

Hong Kong Exchanges and Clearing Limited and the Hong Kong Stock Exchange take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

Yum China Holdings, Inc.

101 East Park Boulevard, Suite 805 Plano, Texas 75074 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

April 16, 2026

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Yum China Holdings, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 28, 2026, at 8:00 a.m. local time, at Ritz-Carlton Hong Kong, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

The attached notice of Annual Meeting and proxy statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2025 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, you may also vote in person. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 30, 2026 in order to be admitted to the meeting. All attendees must bring valid photo identification to gain admission to the meeting. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice of Annual Meeting

of Stockholders

Time and Date:	8:00 a.m. (local time) on Thursday, May 28, 2026
Location:	Ritz-Carlton Hong Kong, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Items of Business:	(1) To elect the 12 director nominees named in the accompanying proxy statement to serve for a one-year term expiring at the 2027 annual meeting of the Company’s stockholders.
(2) To approve and ratify the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2026.
(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4)   To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 28, 2027.

(5)   To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 28, 2027.

(6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 30, 2026.
How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the Annual Meeting, you may vote in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote promptly.

Date of Mailing:	This notice of Annual Meeting, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about April 16, 2026.

By Order of the Board of Directors,

Pingping Liu

Chief Legal Officer

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MEETING INFORMATION

Time and Date:	8:00 a.m. (local time) on Thursday, May 28, 2026

Location:	Ritz-Carlton Hong Kong, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

Record Date:	March 30, 2026

HOW TO VOTE

Stockholders of record as of the close of business on March 30, 2026 may vote by using any of the following methods:

Before the Annual Meeting:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 27, 2026 / 11:59 p.m. U.S. Eastern time on May 26, 2026. Proxies submitted by mail must be received prior to the meeting.

At the Annual Meeting:

If you attend the Annual Meeting, you may vote in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

YUM CHINA – 2026 Proxy Statement	1

PROXY STATEMENT SUMMARY

ITEMS OF BUSINESS

Proposal	Board Voting Recommendation	Page Reference

1. Election of the 12 Director Nominees Named in this Proxy Statement to Serve for a One-Year Term	FOR each nominee	27

2. Approval and Ratification of the Appointment of KPMG Huazhen LLP and KPMG as the Company’s Independent Auditors for 2026	FOR	34

3. Advisory Vote on Named Executive Officer Compensation	FOR	36

4. Authorization to Issue Shares up to 20% of Outstanding Shares	FOR	37

5. Authorization to Repurchase Shares up to 10% of Outstanding Shares	FOR	39

COMPANY OVERVIEW

Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) is the largest restaurant company in China in terms of 2025 system sales. We had $11.8 billion of revenues in 2025 and 18,101 restaurants as of December 31, 2025. Our growing restaurant network consists of our flagship KFC and Pizza Hut brands, as well as emerging brands such as Lavazza, Huang Ji Huang, Little Sheep and Taco Bell. We have the exclusive right to operate and sublicense the KFC, Pizza Hut and, subject to the agreed terms, Taco Bell brands in China, excluding Hong Kong, Macau and Taiwan. We own the intellectual property of the Little Sheep and Huang Ji Huang concepts outright.

The Company’s common stock is dual-primary listed on the New York Stock Exchange (the “NYSE”) and on the Main Board of the Hong Kong Stock Exchange.

2	YUM CHINA – 2026 Proxy Statement

PROXY STATEMENT SUMMARY

SUMMARY INFORMATION REGARDING NOMINEES

The following table provides summary information about each of the nominees to our board of directors (the “Board of Directors” or the “Board”).

Name	Age	Director Since	Primary Occupation	Independent	Board Committee Membership as of April 16, 2026**
					AC	CC	NG	FSS
Fred Hu (Chairman)	62	2016	Chairman and Founder of Primavera Capital Group	✓			Chair

Joey Wat	54	2017	Chief Executive Officer of the Company

Mikel A. Durham	63	2024	Former Chief Executive Officer of American Seafoods Group	✓	Chair	X

Edouard Ettedgui	74	2016	Non-Executive Chairman of Alliance Française, Hong Kong	✓		X	X	X

Grace Xin Ge	49	2025	Founding Partner of G-Bridge Partners	✓	X	X	X

David Hoffmann	58	2023	Chief Executive Officer of Sky Zone	✓	X			X

Ruby Lu	55	2016	Venture Capitalist	✓		X	X

Zili Shao	66	2016	Founder and Chairman of MountVue Capital Management Co. Ltd.	✓	X			Chair

William Wang	51	2017	Partner of Primavera Capital Group	✓		X

Zhe (David) Wei*	55	2025	Founding Partner and Chairman of Vision Knight Capital	✓			X	X

Min (Jenny) Zhang	52	2021	Former Vice-chairlady of Huazhu Group Limited	✓		Chair	X

Christina Xiaojing Zhu	53	2023	President and Chief Executive Officer of Walmart China	✓				X

AC – Audit Committee; CC – Compensation Committee; NG – Nominating and Governance Committee; FSS – Food Safety and Sustainability Committee;

Chair – Committee Chair

* Mr. Zhe (David) Wei is standing for election for the first time at the Annual Meeting.

** Robert B. Aiken is a member of the Food Safety and Sustainability Committee. Mr. Aiken will not stand for re-election to the Board at the Annual Meeting.

The following charts summarize the diversity of our director nominees.

YUM CHINA – 2026 Proxy Statement	3

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

Director Independence	• Independent Board Chairman • 11 of 12 director nominees are independent

Director Elections and Attendance

•

Annual election of all directors

•

Majority voting policy for elections of directors in uncontested elections

•

Proxy access for director nominees by stockholders

•

99% director attendance at Board and committee meetings in 2025

Board Refreshment and Diversity

•

Board Diversity Policy

•

Directors with experience, qualifications and skills across a wide range of public and private companies

•

Directors reflect diversity of age, gender, race and nationality

•

Average director nominee age of 58 as of April 16, 2026

•

Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•

Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•

Active stockholder engagement

•

No shareholder rights plan (also known as a poison pill)

•

Director and executive officer stock ownership policies

•

Policy on insider trading and prohibiting hedging or other speculative trading of Company stock

•

Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•

Board access to senior management and independent advisors

4	YUM CHINA – 2026 Proxy Statement

PROXY STATEMENT SUMMARY

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Investor Relations website is located at ir.yumchina.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2025 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the Securities and Exchange Commission (the “SEC”) and the HKEX. Copies of these documents may also be obtained free of charge by writing to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, Attention: Corporate Secretary.

YUM CHINA – 2026 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the Annual Meeting to be held at 8:00 a.m., local time, on Thursday, May 28, 2026 at Ritz-Carlton Hong Kong, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on March 30, 2026, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2025 annual report available to our stockholders electronically via the Internet. On or about April 16, 2026, we mailed to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2025 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

6	YUM CHINA – 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders as of the close of business on March 30, 2026. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 30, 2026 in order to be admitted to the meeting.

All attendees must bring valid photo identification to gain admission to the meeting. Please note that computers, cameras, sound or video recording equipment, large bags, briefcases and packages will not be allowed in the meeting room.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, March 30, 2026. Each share of Company common stock is entitled to one vote. As of March 30, 2026, there were 351,197,213 shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following five items of business at the Annual Meeting:

•	The election of the 12 director nominees named in this proxy statement to serve for a one-year term;

•	The approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2026;

•	The approval, on an advisory basis, of the Company’s named executive officer compensation;

•	The authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	The authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the 12 nominees named in this proxy statement for election to the Board;

•	FOR the approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2026;

YUM CHINA – 2026 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

•	FOR the proposal on named executive officer compensation;

•	FOR the authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	FOR the authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 27, 2026 / 11:59 p.m. U.S. Eastern time on May 26, 2026. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote before the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held through a bank, broker or other nominee may be voted in person only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote at the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I change my mind after I vote?

If you are a stockholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

8	YUM CHINA – 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

•	voting again through the Internet or by telephone prior to 11:59 a.m. Beijing/Hong Kong time on May 27, 2026 / 11:59 p.m. U.S. Eastern time on May 26, 2026;

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again at the Annual Meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to change your vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Who will count the votes?

Representatives of Broadridge Financial Solutions will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 2.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of your shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our U.S. transfer agent is Computershare Trust Company, N.A., which may be reached at 1 (877) 854-0865 (U.S.) and 1 (781) 575-3102 (International). Computershare Investor Services Limited, which can be reached at 852-2862-8500 (Hong Kong), acts as our co-transfer agent to maintain the Hong Kong share register.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2026, and the proposal to authorize the repurchase of up to 10% of the Company’s outstanding common stock, are each

YUM CHINA – 2026 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of March 30, 2026 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described under “Governance of the Company—Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2, 3, 4 and 5 must receive the “FOR” vote of a majority of the shares of our common stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2, 3, 4 and 5. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Because Proposals 2 and 5 are considered routine matters, we do not expect there to be any broker non-votes for Proposals 2 and 5. Broker non-votes will not affect the outcome of Proposals 3 and 4 .

May stockholders ask questions?

Yes. Representatives of the Company will answer stockholders’ questions of general interest following the Annual Meeting.

10	YUM CHINA – 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. The voting results will also be filed with HKEX simultaneously.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM CHINA – 2026 Proxy Statement	11

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “About Yum China” and then “Corporate Governance.”

Highlights of our corporate governance policies and practices are described below.

Director Independence	• Independent Board Chairman • 11 of 12 director nominees are independent
Director Elections and Attendance

•

Annual election of all directors

•

Majority voting policy for elections of directors in uncontested elections

•

Proxy access for director nominees by stockholders

•

99% director attendance at Board and committee meetings in 2025

Board Refreshment and Diversity

•

Board Diversity Policy

•

Directors with experience, qualifications and skills across a wide range of public and private companies

•

Directors reflect diversity of age, gender, race and nationality

•

Average director nominee age of 58 as of April 16, 2026

•

Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•

Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•

Active stockholder engagement

•

No shareholder rights plan (also known as a poison pill)

•

Director and executive officer stock ownership policies

•

Policy on insider trading and prohibiting hedging or other speculative trading of Company stock

•

Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•

Board access to senior management and independent advisors

12	YUM CHINA – 2026 Proxy Statement

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 13 directors, 12 of whom are standing for election at the Annual Meeting. Each director is elected for a one-year term. Our current director, Robert B. Aiken, will not stand for re-election at the Annual Meeting, as the Company previously reported. The Company thanks Mr. Aiken for his service as a member of our Board. Zhe (David) Wei, who was appointed to the Board in August 2025, will stand for election by our stockholders for the first time at the Annual Meeting. Proxies may not be voted for more than 12 persons in the election of directors.

How often did the Board meet in 2025?

Directors are expected, absent extraordinary circumstances, to attend all Board meetings and meetings of committees on which they serve. Our Board met five times and the committees collectively met 24 times during 2025. In 2025, overall attendance at Board and committee meetings was 99% and all incumbent directors attended at least 75% of the aggregate total of meetings of the Board and committees on which the director served. At regularly scheduled Board meetings, time is set aside for independent and non-management directors to meet privately in executive sessions without management present. Our independent Chairman leads these Board executive sessions.

What is the Board’s policy regarding director attendance at the Annual Meeting?

All directors are encouraged to attend the Annual Meeting. All of the then-incumbent directors attended the 2025 annual meeting of the Company’s stockholders.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee’s charter provides that it may retain third-party search firms to identify candidates from time to time. When the Nominating and Governance Committee engages a search firm, it provides the firm with guidance as to the skills, experience and qualifications that it is seeking in potential candidates, which may include, among other things, new directors who would contribute to the collective diversity of the Board. After conducting skills mapping and interviewing candidates, the search firm then provides a candidate list to the Nominating and Governance Committee. Shortlisted director candidates are interviewed by the members of the Nominating and Governance Committee, Chairman of the Board, Chief Executive Officer, and other directors, as needed. Upon a recommendation from the Nominating and Governance Committee, the full Board considers and approves the nomination of director candidates. In accordance with this process, the Board appointed Zhe (David) Wei to the Board in August 2025. Mr. Wei was recommended to the Nominating and Governance Committee by a third-party search firm.

The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees identified by the committee. For a stockholder to submit a candidate for

YUM CHINA – 2026 Proxy Statement	13

GOVERNANCE OF THE COMPANY

consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074 or at Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and the Company. The Nominating and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources. We believe that each of our directors and director nominees has met the guidelines set forth in the Corporate Governance Principles. The Company is party to a shareholders agreement with Primavera Capital Group (“Primavera”), pursuant to which Primavera has identified two director designees, Dr. Fred Hu and Mr. William Wang.

What are the director nominees’ qualifications and skills?

As listed below, our director nominees have experience, qualifications and skills across a wide range of public and private companies spanning many different industries, possessing a broad spectrum of experience both individually and collectively. They possess a diverse mix of regional, industry and professional expertise.

	Executive Leadership	Industry	Information Technology/ Cybersecurity	Regional (China/Asia Pacific)	Public Company Board
Fred Hu	✓		✓	✓	✓

Joey Wat	✓	✓	✓	✓	✓

Mikel A. Durham	✓	✓	✓	✓	✓

Edouard Ettedgui	✓	✓		✓	✓

Grace Xin Ge	✓		✓	✓	✓

David Hoffmann	✓	✓		✓	✓

Ruby Lu	✓		✓	✓	✓

Zili Shao	✓			✓	✓

William Wang	✓		✓	✓	✓

Zhe (David) Wei	✓	✓	✓	✓	✓

Min (Jenny) Zhang	✓	✓	✓	✓	✓

Christina Xiaojing Zhu	✓	✓	✓	✓	✓

How does the composition of our Board reflect diversity?

The Nominating and Governance Committee seeks to recommend nominees that bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. The Board believes that having directors of diverse back- grounds helps the Board better oversee the Company’s management and operations and assess risks and opportunities for the Company’s business model from a variety of perspectives. Under our Board Diversity Policy, diversity is broadly construed to mean a variety of perspectives, skills, personal and professional experiences and backgrounds, and other

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characteristics represented in both visible and non-visible ways that include, but are not limited to, age, gender, race and nationality. As a part of the director nominating process, the Nominating and Governance Committee considers several factors to ensure the entire Board collectively embraces a wide variety of characteristics. Each director nominee will generally exhibit different and varying degrees of these characteristics. With respect to the Company’s current slate of director nominees, the Company also benefits from the diversity inherent from differences in Board member age, gender, race and nationality. Fifty percent of our director nominees are women.

Can stockholders nominate directors for election to the Board?

Yes, under our Amended and Restated Bylaws (the “Bylaws”), stockholders may nominate persons for election as directors at an annual meeting by following the procedures described under “Additional Information.”

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the Board’s composition, committee system and policy of having regular executive sessions of independent and non-management directors, all of which are discussed below this section. Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Food Safety and Sustainability Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and are reviewed regularly by the respective committees. Each charter is available on the Company’s website at ir.yumchina.com.

•

Governance Principles. The Board of Directors has adopted Corporate Governance Principles, which are intended to embody the governance principles and procedures by which the Board functions. These principles are available on the Company’s website at ir.yumchina.com.

•

Ethical Guidelines. Yum China’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all directors and employees of the Company, including the chief executive officer, the chief financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and

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GOVERNANCE OF THE COMPANY

understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers and required by the rules of the SEC, NYSE or HKEX) on this website.

•

Conflicts of Interest Policy Applicable to Directors. As set out in Yum China’s Code of Conduct, Yum China’s conflicts of interest policy with respect to directors is designed to ensure adequate disclosure and consideration of the types of conflict of interest situations that are reasonably likely to be of concern to the Company.

Accordingly, directors are required to disclose to the Company all potential conflict of interest situations that could reasonably be expected to impact the independence and judgment of directors in performing their duties as members of the Board of Directors of the Company. Such disclosures are required to be made by the director at such time and in such manner as to provide adequate notice and sufficient information to the Company to enable the Company to fully and adequately consider the relevant facts and circumstances related to the potential conflict of interest and to determine the actions, if any, that should be taken to resolve such potential conflict of interest.

The Company’s governance policies are compliant with applicable rules and regulations of both the NYSE and the HKEX.

What other significant Board governance practices does the Company have?

•

Annual Election of Directors. In accordance with our Amended and Restated Certificate of Incorporation, our directors are elected to serve a one-year term and until their successors are elected and qualified or until their earlier death, resignation or removal.

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

•

Executive Sessions. Our independent and non-management directors meet regularly in executive sessions. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. At regularly scheduled Board meetings, time is set aside for these executive sessions.

•

Board and Committee Evaluations. The Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Each year, the Nominating and Governance Committee oversees the design and implementation of the evaluation process, focused on the Board’s contribution to the Company and on areas in which the Board believes a better contribution could be made. In addition, each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Food Safety and Sustainability Committee also conducts a similar annual self-evaluation pursuant to their respective charters. A summary of the Board and committee evaluation results is discussed with the Board and the respective committees, and policies and practices are updated in response to the evaluation results. Director suggestions for improvements to evaluation questionnaires and processes are considered for incorporation for the following year. The Board engaged a third party to help facilitate the 2025 annual Board and committee evaluation process. Written questionnaires completed by each director, as well as discussions with directors, solicit feedback on a wide range of issues, including Board and committee composition and leadership, meetings, responsibilities and overall effectiveness.

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•

Retirement Policy. Pursuant to our Corporate Governance Principles, independent or non-management directors may not stand for re-election to the Board after they have reached the age of 75, unless the Board unanimously elects to have the director stand for re-election.

•

Limits on Director Service on Other Public Company Boards. Our Corporate Governance Principles provide that directors may serve on no more than four other public company boards. The Company’s Chief Executive Officer, if a director, may serve on no more than one other public company board. All directors are expected to advise the Chairman and the Chairperson of the Nominating and Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of other public company boards.

•

Majority Voting Policy. Our Bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

•

Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

•

Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint and replace the independent auditors, subject to stockholder approval. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Food Safety and Sustainability Committee has the authority to consult and retain any advisor to assist it in connection with the exercise of its responsibilities and authority.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework. The Board regularly reviews risks that may be material to the Company. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee, the Compensation Committee and the Food Safety and Sustainability Committee.

The Board and its committees consult with external advisors and internal experts regarding anticipated future threats, trends and risks that may be applicable to our Company, our operations and our industry.

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Audit Committee

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at committee meetings regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditors and our Head of Corporate Audit. The Audit Committee periodically provides a summary to the full Board of the risk areas reviewed together with any other risk-related subjects discussed at the Audit Committee meetings. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

The Company also maintains the Compliance Oversight Committee, a management-level committee, which is co-chaired by the Chief Legal Officer and the Chief Financial Officer of the Company and comprised of leaders from multiple functions. The Compliance Oversight Committee meets regularly to monitor and review the implementation of the Company’s compliance programs. The Chief Legal Officer reports regularly to the Audit Committee on the Company’s key risk areas and compliance programs.

Compensation Committee

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

Food Safety and Sustainability Committee

The Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to the protection of food safety. The Committee monitors trends, issues and concerns affecting the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety.

The Food Safety and Sustainability Committee also assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health. The Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives.

How does the Board oversee food safety risk?

The Board and the Food Safety and Sustainability Committee are involved in oversight of the Company’s food safety risk. The Food Safety and Sustainability Committee assists the Board in the oversight of food safety risk and regularly receives reports from management in connection with the Company’s practices, procedures, strategies and initiatives relating to food safety and the risks arising therefrom. The Board and the Food Safety and Sustainability Committee also monitor and evaluate significant changes in regulatory requirements on food safety, material food safety incidents that could potentially affect the Company, as well as any severe public health situations that could adversely affect the Company’s business and operations.

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How does the Board oversee cybersecurity risk?

The Board maintains overall responsibility for overseeing the Company’s risk management framework, and cybersecurity represents an important component of the Company’s overall risk management framework. The Board regularly reviews risks that may be material to the Company. The Audit Committee assists the Board in the oversight of cybersecurity and other technology risks. Through receiving regular reports from the Chief Technology Officer and the Chief Legal Officer, the Audit Committee discusses with management cybersecurity risk mitigation and incident management, and reviews management reports regarding the Company’s cybersecurity governance processes, incident response system and applicable cybersecurity laws, regulations and standards, status of projects to strengthen internal cybersecurity management, the evolving threat environment, vulnerability assessments, specific cybersecurity incidents and management’s efforts to monitor, detect and prevent cybersecurity threats. On top of that, significant cybersecurity incidents will be immediately reported to the Board in accordance with the Company’s incident response plan.

The Company regularly engages external consultants to assess and independently verify its cybersecurity risk management, striving for continuous optimization of our cybersecurity policies, cybersecurity risk management processes, and technical measures. These engagements assist the Company in ensuring our cybersecurity management practices and technical measures comply with applicable laws, regulations, industry standards and the Company’s policies. The Company has maintained ISO/IEC 27001 certification since 2018 for certain online business.

To its knowledge, the Company has not experienced a material cybersecurity breach within the last three years, nor identified any risks from cybersecurity threats that have materially affected us, including our business strategy, results of operations or financial condition. The Company maintains cybersecurity insurance as part of its overall insurance programs.

How does the Board oversee sustainability risk?

The Company strives to establish a responsible ecosystem by building sustainable restaurants, creating a sustainable supply chain with partners, and building sustainable communities with all stakeholders. The Company has established sustainability management mechanisms all the way from the Board to the frontline restaurant teams. At the Board level, the Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health. The Food Safety and Sustainability Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives. The Food Safety and Sustainability Committee obtains reports from management as the Committee deems necessary or desirable. The Company has also established a Sustainability Committee comprised of selected leadership team members and cross-functional teams. The Sustainability Committee members meet quarterly to track the implementation of material topics, evaluate sustainability risks, and develop risk management strategies and measures. The Board considers these sustainability matters at least annually in connection with the strategic plan.

What is the Board’s role in management development and succession planning?

The Board considers management development and succession planning to be a critical part of our Company’s long-term strategy. In accordance with our Corporate Governance Principles, the Board reviews the Company’s succession

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GOVERNANCE OF THE COMPANY

planning, including succession planning in the case of retirement of the Chief Executive Officer of the Company. The Chief Executive Officer periodically reports to the Board with regard to his or her recommendations for potential successors to senior executive positions and development plans for such individuals. In addition, the Board reviews recommendations from the Compensation Committee with regard to the performance evaluation of the Chief Executive Officer, which the Committee conducts annually, in accordance with its charter.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board also considers independence requirements of the Hong Kong Listing Rules. The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE and the HKEX.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Following the review, the Board determined that Dr. Fred Hu, Messrs. Edouard Ettedgui, David Hoffmann, Zili Shao, William Wang and Zhe (David) Wei and Mses. Mikel A. Durham, Grace Xin Ge, Ruby Lu, Min (Jenny) Zhang and Christina Xiaojing Zhu had no material relationship with the Company other than their relationship as a director.

Pursuant to the code provision B.2.3. of the Corporate Governance Code as set out in Appendix C1 of the Hong Kong Listing Rules, any further appointment of independent non-executive director serving more than nine years should be subject to a separate resolution to be approved by the shareholders. Among these directors, Dr. Fred Hu, Mr. Edouard Ettedgui, Ms. Ruby Lu, Mr. Zili Shao have been appointed as independent directors since 2016. In addition to the factors considered above, each of Dr. Hu, Messrs. Ettedgui, Shao, and Ms. Lu does not take up any executive roles and duties and is not involved in the daily management of business operation of the Company. Upon considering the above factors and the information provided by each of these directors in relation to the factors in assessing the independence of directors as set out in the Hong Kong Listing Rules, the Board and the Nominating and Governance Committee determined that each of them remains independent under the Hong Kong Listing Rules, notwithstanding that each has served the Company for more than nine years. In addition, taking into consideration their knowledge, experience, capability, various diversity aspects, as well as their past contributions, the Board and the Nominating and Governance Committee are of the view that the continued tenure of these directors will continue to benefit the Board with their respective perspectives, skills and insights each of them has gained into the operations of the Company over the years.

As a result of this review, the Board affirmatively determined that all of the director nominees are independent of the Company and its management under NYSE rules and the Hong Kong Listing Rules, with the exception of Joey Wat. Ms. Wat is not considered an independent director because she is the current Chief Executive Officer of the Company. In addition, Mr. Robert B. Aiken, who is not standing for re-election at the Annual Meeting, is not considered independent because he has a brother-in-law who currently serves as a principal at KPMG LLP in the United States, which operates under the same KPMG global organization with the Company’s independent auditors to be approved by stockholders. Mr. Aiken’s brother-in-law is not involved in the auditing of the Company’s financial statements or otherwise providing services to the Company, and works out of a different office in a different country than the Company’s auditors.

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GOVERNANCE OF THE COMPANY

How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors, individually or as a group, or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas, 75074. The Nominating and Governance Committee of the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board or the entire Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters. Written correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

How do the Board and management engage with stockholders?

Our Board and management are committed to regular engagement with our stockholders. We conduct an annual engagement program with stockholders to solicit their feedback on governance, executive compensation, sustainability and other matters. We have consistently reached out to our top 25 stockholders representing more than 50% of the outstanding shares of Company common stock since 2017. Additionally, our directors directly engage with stockholders from time to time upon stockholders’ request. Our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in meaningful dialogue with our stockholders, including through our quarterly earnings calls and investor conferences and meetings. Our senior management team regularly reports to our Board and, as applicable, committees of our Board, regarding stockholder views.

We regularly evaluate and respond to the views voiced by our stockholders. For example, based on feedback received during the Company’s stockholder engagement efforts over recent years, the Compensation Committee has approved changes to the executive compensation program. These changes included, beginning with our 2024 annual performance share units (“PSUs”) awards, adding Return on Invested Capital as a performance measure to incorporate a capital efficiency metric into our long-term incentive (“LTI”) program, changing the Relative Total Shareholder Return (“rTSR”) benchmark group for measuring rTSR performance from the MSCI China Index to the MSCI China Consumer Discretionary Index and expanding the rTSR benchmark group to include the S&P 500 Consumer Discretionary Index in response to feedback from our stockholders to evaluate rTSR performance beyond the MSCI China Index. During 2025, the Company continued its annual engagement program and held discussions with stockholders who accepted an invitation. During the engagement calls, stockholders generally expressed a preference for maintaining the overall consistency of the executive compensation program with recent years. In addition, in line with stockholder expectations on environmental, social and governance (“ESG”) matters, beginning with the 2021 annual incentive program, ESG measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for the leadership team members. Starting from 2023, the performance measures for our annual PSU awards applicable to the leadership team members also include ESG measures, underscoring the importance of ESG-related goals to the Company’s long-term strategy.

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GOVERNANCE OF THE COMPANY

What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaints or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Food Safety and Sustainability Committees. Set forth below is a summary of the functions of each committee, the members of each committee as of April 16, 2026 and the number of meetings each committee held in 2025.

Audit Committee Mikel A. Durham, Chair Grace Xin Ge David Hoffmann Zili Shao Number of meetings held in 2025: 11

•

Possesses sole authority regarding the selection and retention of the independent auditors, subject to stockholder approval

•

Reviews and has oversight over the Company’s internal audit function

•

Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditors

•

Reviews the independence, qualification and performance of the independent auditors

•

Reviews and discusses with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•

Reviews and discusses with management and the independent auditors the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•

Reviews and discusses with the independent auditors any critical audit matter (“CAM”) addressed in the audit of the Company’s financial statements and the relevant financial statement accounts and disclosures that relate to each CAM

•

Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•

Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•

Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures; and assists the Board in the oversight of cybersecurity and other technology risks. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the sections entitled “What is the Board’s role in risk oversight?” and “How does the Board oversee cybersecurity risk?”

•

Reviews and approves or ratifies related party transactions in accordance with the Company’s Related Person Transaction Policies and Procedures

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GOVERNANCE OF THE COMPANY

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE and that each of Ms. Ge and Mr. Hoffmann is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee Min (Jenny) Zhang, Chair Mikel A. Durham Edouard Ettedgui Grace Xin Ge Ruby Lu William Wang Number of meetings held in 2025: 5

•

Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•

Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•

Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•

Determines and approves, either as a committee or together with the other independent Board members, the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•

Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Nominating and Governance Committee Fred Hu, Chair Edouard Ettedgui Grace Xin Ge Ruby Lu Zhe (David) Wei Min (Jenny) Zhang Number of meetings held in 2025: 6

•

Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•

Advises the Board on matters of corporate governance

•

Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•

Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•

Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

•

Reviews management succession planning and makes recommendations to the Board

•

Reviews emerging corporate governance issues and best practices

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The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Food Safety and Sustainability Committee Zili Shao, Chair Robert B. Aiken* Edouard Ettedgui David Hoffmann Zhe (David) Wei Christina Xiaojing Zhu Number of meetings held in 2025: 2

•

Reviews, evaluates and advises the Board regarding the practices, procedures, strategies and initiatives to protect food safety

•

Reviews, evaluates and advises the Board regarding trends, issues and concerns which affect or could affect the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety

•

Reviews and evaluates any corrective action taken by management to address any food safety related risks or incident, if any, and advises the Board regarding any proposed action in relation thereto

•

Reviews, evaluates and advises the Board regarding the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health

•

Reviews and evaluates the trends, issues and concerns which affect or could affect the Company’s sustainability practices, policies, procedures, strategies and initiatives

•

Reviews and oversees the development and implementation of the goals the Company may establish from time to time with respect to its sustainability initiatives

•

Oversees the reporting and communication with stakeholders with respect to sustainability

* At the Annual Meeting, Mr. Aiken is stepping down from the Board and its Food Safety and Sustainability Committee and is not standing for re-election.

What are the Company’s policies and procedures with respect to related person transactions?

The Company’s Related Person Transaction Policies and Procedures (the “RPT Policy”) states that the Company does not participate in related person transactions as a general policy. In certain limited circumstances, if the transaction provides the Company with demonstrable and significant strategic benefits that serves the best interest of the Company and its shareholders and has terms that are competitive with terms available from unaffiliated third parties, then the Audit Committee may approve the Transaction after taking into account factors it deems appropriate. If the Audit Committee determines that the approval of any related party transaction should be considered by all the disinterested, independent members of the Board, then it shall be reviewed and approved by those members. The RPT Policy applies to, with limited exceptions, any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

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There were no transactions or any currently proposed transactions considered to be a related person transaction from January 1, 2025 through the date of this proxy statement.
Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.
The Company’s
non-employee
directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.
Does the Company require stock ownership by executive officers?

The Board has adopted Stock Ownership Guidelines, which require executive officers to own a substantial amount of Company common stock in order to promote an ownership mentality among management and align their interests with those of stockholders. See “Executive Compensation—Compensation Policies—Stock Ownership Guidelines and Retention Policy” for more information.
How many shares of Company common stock do the directors and executive officers own?

Stock ownership information for our directors and executive officers is shown under “Stock Ownership Information.”
Does the Company have a policy on trading in Company common stock?

The Company has insider trading policies governing the purchase, sale, and/or other dispositions of the Company’s shares by the Company, directors, officers, and restricted persons, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. Additionally, directors, executive officers and certain other designated employees are prohibited from speculative trading in Company common stock, including trading in puts, calls or other hedging or monetization transactions.

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GOVERNANCE OF THE COMPANY

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2025 Director Compensation.”

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MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1. Election of Directors

Who are the director nominees?

Each of the director nominees currently serves as a director of the Company. Each nominee has been nominated by the Board for election at the Annual Meeting to hold office for a one-year term. If elected, the nominees will hold office for a one-year term expiring at the 2027 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Ages and other biographical information provided for all directors are as of April 16, 2026.

There are no family relationships among any of the directors, director nominees and executive officers of the Company.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to his or her election.

The Board of Directors recommends that you vote FOR the election of the 12 director nominees.

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Director Nominees

Fred Hu Age 62 Director Since November 2016

Fred Hu has served as the chairman and founder of Primavera, a China-based global investment firm, since its inception in 2011. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including as partner and chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, he served as an economist at the International Monetary Fund (IMF) in Washington D.C. Dr. Hu currently is a member of the board of directors of Chubb Limited, a company listed on the New York Stock Exchange (NYSE: CB), and UBS Group AG, a company listed on both the SIX Swiss Stock Exchange (SIX: UBSG) and the New York Stock Exchange (NYSE: UBS). From April 2019 to April 2025, Dr. Hu served as an independent non-executive director of Industrial and Commercial Bank of China Limited, a company listed on both the Hong Kong Stock Exchange (stock code: 1398) and the Shanghai Stock Exchange (SHSE: 601398). From May 2011 to May 2018, Dr. Hu served as an independent non-executive director of Hang Seng Bank Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0011). From November 2014 to April 2021, he served as an independent non-executive director of Hong Kong Exchanges and Clearing Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0388). Dr. Hu served as a co-director of the National Center for Economic Research and a professor at Tsinghua University. Dr. Hu obtained his doctoral degree in economics from Harvard University. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

Joey Wat Age 54 Director Since July 2017

Joey Wat has served as our Chief Executive Officer since March 2018 and as a member of our Board since July 2017. She served as our President and Chief Operating Officer from February 2017 to February 2018 and the Chief Executive Officer, KFC from October 2016 to February 2017, a position she held at Yum! Restaurants China, from August 2015 to October 2016. Ms. Wat joined Yum! Restaurants China in September 2014 as President of KFC China. Before joining Yum! Restaurants China, Ms. Wat served in both management and strategy positions at A.S. Watson Group (“Watson”), an international health, beauty and lifestyle retailer, in the U.K. from 2004 to 2014. Before joining Watson, Ms. Wat began her career in management consulting, including McKinsey & Company in Hong Kong. Ms. Wat obtained a master of management degree from Kellogg School of Management at Northwestern University. Ms. Wat brings to our Board extensive knowledge of the Company’s business and her industry acumen acquired in the course of a career that included several leadership roles in retail companies.

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Mikel A. Durham Age 63 Director Since August 2024

Mikel A. Durham previously served as CEO of American Seafoods Group, a world leading at-sea processor of seafood, from January 2017 to February 2022. She also chaired the trade association for Wild Alaska Pollock, the largest global fishery for human consumption. Ms. Durham served as the global chief commercial officer of the private equity backed CSM Bakery Solutions, a global bakery supply manufacturer, from 2014 to 2016. Prior to joining CSM Bakery Solutions, Ms. Durham held various positions in PepsiCo, Inc. from 1994 to 1998 and from 2009 to 2013, with her last position being global growth officer for PepsiCo Foodservice. She also held executive roles at CEB Global Inc. in operations research from 2006 to 2008, Cadbury Schweppes in supply chain from 2002 to 2006, and Diageo in general management of both packaged goods and foodservice from 1998 to 2001 (including serving as president of Burger King North America from 2000 to 2001). From 1985 to 1994, Ms. Durham worked at Bain & Company, where she served in several roles working in the United States, United Kingdom and Australia, and from 1992 to 1994, co-leading the Russian office. Since 2023, she has served on the board of the Marine Stewardship Council. From July 2015 to August 2024, Ms. Durham served as an independent director of Tyson Foods, Inc. (NYSE: TSN). Ms. Durham obtained a master’s degree of business administration (MBA) from the Harvard University in 1990. Ms. Durham brings to our Board deep knowledge of the food industry, significant public company board experience, and global business expertise.

Edouard Ettedgui Age 74 Director Since October 2016

Edouard Ettedgui has served as the non-executive chairman of Alliance Française, Hong Kong since 2016. He also served as a non-executive director of Mandarin Oriental International Limited from April 2016 to May 2020, the company for which he was the group chief executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the chief financial officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco (“BAT”), including as the business development director, group finance controller and group head of finance. From 1990 to 1996, he spent around six years with BAT Industries PLC in London, initially as the head of finance and later as the group finance controller and director for new business development. Mr. Ettedgui graduated from ESSEC Business School (France) in 1975. Mr. Ettedgui brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

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Grace Xin Ge Age 49 Director Since May 2025

Grace Xin Ge is the founding partner of G-Bridge Partners, an investment and advisory firm that focuses on cross-border business building and venture scaling, operating in Europe and Asia, since September 2022. Ms. Ge served as an advisor of Du Xiaoman, a financial technology company spun off from Baidu, from February 2022 to December 2022 and was a senior vice president and the chief financial officer of Du Xiaoman from May 2019 to January 2022. Prior to that, she served as a partner of Ares Management Private Equity Group from June 2014 to December 2018. From August 2005 to May 2014, Ms. Ge served as a managing director at the investment banking division at Goldman Sachs. She was also a sponsor principal of Goldman Sachs (Asia) L.L.C. from January 2012 to May 2014. She worked at PricewaterhouseCoopers in Beijing and San Francisco from July 1998 to June 2003. Ms. Ge is currently an independent director on the board of Keep Inc., an online fitness platform and solutions company listed on the Hong Kong Stock Exchange (stock code: 3650), and Goldstream Investment Limited, an investment management company listed on the Hong Kong Stock Exchange (stock code: 1328). Ms. Ge was a Certified Public Accountant in the United States. Ms. Ge received her dual bachelor’s degrees in English literature and economics from Peking University and her master’s degree in business administration from Harvard Business School. Ms. Ge brings to our Board deep financial expertise and extensive global capital markets experience.

David Hoffmann Age 58 Director Since July 2023

David Hoffmann is currently the chief executive officer of Sky Zone, a Utah-based company that operates and franchises indoor trampoline parks in the United States. Mr. Hoffmann served as the chairman and chief executive officer of Mammoth Holdings, a Dallas-based conveyor car wash operator from October 2021 to May 2025. Prior to joining Mammoth Holdings, Mr. Hoffmann held a variety of top leadership positions in the global quick service restaurant industry. Mr. Hoffmann served as Director and CEO of Dunkin’ Brands from 2018 to 2020 and as President, Dunkin’ U.S. from 2016 to 2018. Prior to joining Dunkin’ Brands, Mr. Hoffmann served as an executive for McDonald’s Corporation for 20 years in increasing areas of international responsibility, including as President of High Growth Markets, President of Asia Pacific, Middle East & Africa (APMEA), Senior Vice President and Restaurant Support Officer for APMEA, Vice President of Strategy, Insights and Development for APMEA, and Executive Vice President of McDonald’s Japan. Mr. Hoffmann received his master’s degree of business administration (MBA) from the University of Chicago in 1996. Mr. Hoffmann brings to our Board leadership experience in the global restaurant industry, strong operational expertise, and deep knowledge about doing business in China and Asia Pacific.

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Ruby Lu Age 55 Director Since October 2016

Ruby Lu is a venture capitalist investing in technology start-ups in the U.S. and China. Ms. Lu founded Atypical Ventures, an early-stage technology venture investment firm, in 2019. In 2006, she co-founded DCM China, a venture capital firm. Prior to DCM, Ms. Lu was a vice president in the investment banking group of technology, media and telecommunications at Goldman Sachs & Co. in Menlo Park, California. She is currently an independent director on the boards of Unilever (NYSE: UL), Volvo Car AB (STO: VOLCAR-B) and Kuaishou Technology (HKEX: 1024). Ms. Lu served as an independent director of Uxin Limited (NASDAQ: UXIN) from October 2017 to May 2025. She also served as an independent director of iKang Healthcare Group Inc. from 2020 to 2021, before it was taken private. Ms. Lu obtained her master of arts from Johns Hopkins University in 1996. Ms. Lu brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 66 Director Since October 2016

Zili Shao is the founder and chairman of MountVue Capital Management Co. Ltd. Mr. Shao also serves as an independent member of the general and supervisory board of EDP – Energias de Portugal, S.A., a multinational energy company listed on the Euronext Lisbon Stock Exchange (stock code: EDP). Mr. Shao was co-chairman and partner at King & Wood Mallesons China from April 2015 to May 2017. From 2010 to 2015, Mr. Shao held various positions at JP Morgan Chase & Co. (“JP Morgan”), including roles such as chairman and chief executive officer of JP Morgan China and vice chairman of JP Morgan Asia Pacific. Prior to JP Morgan, he was a partner at Linklaters LLP, a leading international law firm, for 12 years. He acted as managing partner of Linklaters of Greater China and was subsequently appointed managing partner of the Asia Pacific region. Mr. Shao obtained his master’s degree in law from the University of Melbourne in 1994. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

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William Wang Age 51 Director Since July 2017

William Wang is one of the founding partners of Primavera. Prior to Primavera, Mr. Wang served as a managing director of Goldman Sachs Merchant Banking/Principal Investment Area, where he led significant successful investments in China for the group. Prior to that, Mr. Wang worked in the investment banking division and private equity group of China International Capital Corporation Limited. Mr. Wang currently serves as a director on the board of Sunlands Technology Group, a company listed on the New York Stock Exchange (NYSE: STG), in addition to directorships at Primavera’s portfolio companies. From September 2010 to May 2025, Mr. Wang served as a director of the board of Geely Automobile Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0175). Mr. Wang obtained a master of management degree in management science and engineering from Shanghai Jiao Tong University in 2000. Mr. Wang brings to our Board deep knowledge and investment insights of the Chinese market.

Zhe (David) Wei Age 55 Director Since August 2025

Zhe (David) Wei is the founding partner and chairman of Vision Knight Capital, a private equity fund manager focusing on investments in China. Prior to launching Vision Knight Capital in 2011, Mr. Wei served from 2007 to 2011 as an executive director and the chief executive officer of Alibaba.com Limited, a leading global e-commerce company wholly owned by Alibaba Group (NYSE: BABA; HKEX: 9988). Mr. Wei was the president from 2002 to 2006, and chief financial officer from 2000 to 2002, of B&Q (China) Co., Ltd., a subsidiary of Kingfisher PLC, a leading home improvement retailer in Europe and Asia. From 2003 to 2006, Mr. Wei was also the chief representative for Kingfisher’s China sourcing office. Prior to joining B&Q and Kingfisher, Mr. Wei served as the head of investment banking at Orient Securities Company Limited from 1998 to 2000 and as corporate finance manager at Coopers & Lybrand (now part of PricewaterhouseCoopers) from 1995 to 1998. Mr. Wei is currently a non-executive director of PCCW Ltd. (HKEX: 0008), JNBY Design Limited (HKEX: 3306), Sansure Biotech Co., Ltd. (SHSE: 688289) and Weilong Delicious Global Holdings Ltd. (HKEX: 9985). Mr. Wei served on the boards of Leju Holdings Limited (formerly listed on NYSE) from April 2014 to March 2021, OneSmart International Education Group Limited (formerly listed on NYSE) from March 2018 to April 2021, Zall Smart Commerce Group Ltd. (HKEX: 2098) from April 2016 to January 2023, Polestar Automotive Holding UK PLC (NASDAQ: PSNY) from June 2022 to June 2025 and Oriental Pearl Group Co., Ltd. (SHSE: 600637) from September 2022 to December 2025. He was also a promoter and executive chair of Vision Deal HK Acquisition Corp. from January 2022 to June 2025 (formerly listed on HKEX). Mr. Wei holds a bachelor’s degree in international business management from Shanghai International Studies University. Mr. Wei brings to our Board deep insights in global and China consumer sectors and significant leadership experience in digital and e-commerce.

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Min (Jenny) Zhang Age 52 Director Since May 2021

Min (Jenny) Zhang held various leadership positions in Huazhu Group Limited, a multi-brand hotel group listed on both the Nasdaq Stock Market (NASDAQ: HTHT) and the Hong Kong Stock Exchange (stock code: 1179) from September 2007 to August 2021, including as vice-chairlady from July 2020 to August 2021, executive vice-chairlady from November 2019 to July 2020, chief executive officer from May 2015 to November 2019, president from January 2015 to May 2015, chief financial officer from March 2008 to May 2015, chief strategic officer from November 2013 to January 2015 and senior vice president of finance from September 2007 to February 2008. Ms. Zhang served as an independent director of LAIX Inc., an artificial intelligence company listed on the New York Stock Exchange (NYSE: LAIX), from May 2020 to October 2022. She served as an independent non-executive director of Genscript Biotech Corporation, a company listed on the Hong Kong Stock Exchange (stock code: 1548), from August 2015 to November 2018, and an independent director of OneSmart Education Group Limited, a company listed on the New York Stock Exchange (NYSE: ONE), from March 2018 to February 2020. Ms. Zhang received a master of business administration degree from Harvard Business School in 2003. Ms. Zhang brings to our Board leadership experience in a consumer-focused industry in China, extensive financial expertise and public company board experience.

Christina Xiaojing Zhu Age 53 Director Since May 2023

Christina Xiaojing Zhu is the president and chief executive officer of Walmart China. Prior to joining Walmart Group in May 2020, Ms. Zhu served as the president of Fonterra Greater China, a global dairy exporter and milk processor, where she led Fonterra group’s businesses in mainland China, Hong Kong and Taiwan region, from August 2016 to December 2019, and served as a managing director and vice president from September 2011 to July 2016. Prior to joining Fonterra, Ms. Zhu served as a vice president of Honeywell International Inc., a NYSE-listed technology company, where she was responsible for strategy and development, from January 2005 to May 2008, and served as director for strategy and business development from February 2003 to January 2005. Prior to that, Ms. Zhu worked as an engagement manager of McKinsey & Company with a focus on serving financial institutions from 1999 to 2003. From May 2020 to September 2024, Ms. Zhu served as a director of Dada Nexus Limited (formerly listed on Nasdaq Stock Market), a platform of local on-demand retail and delivery in China. From May 2020 to August 2024, Ms. Zhu served as a non-voting observer of JD.com, Inc., an e-commerce company that is listed on the Nasdaq Stock Market (NASDAQ: JD) and the Hong Kong Stock Exchange (stock code: 9618). Ms. Zhu received a bachelor’s degree in western studies from Beijing Foreign Studies University and an MBA from Columbia Business School. Ms. Zhu brings to our Board leadership, operational and digital experience in a customer-centric industry in China.

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ITEM 2. Approval and Ratification of Independent Auditors

What am I voting on?

We are asking stockholders to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for U.S. financial reporting and Hong Kong financial reporting purposes, respectively, for the 2026 fiscal year. KPMG Huazhen LLP has served as our independent auditor since 2016. KPMG has served as our independent auditor since 2020 after our listing on the Hong Kong Stock Exchange (KPMG Huazhen LLP and KPMG shall hereafter collectively referred to as “KPMG”).

As part of its audit engagement process, the Audit Committee considers on at least an annual basis the engagement of independent auditors. In deciding to engage KPMG as independent auditors for 2026, the Audit Committee considered:

•	KPMG’s performance in 2025;

•	KPMG’s independence;

•	The depth and expertise of the KPMG’s audit teams, including their understanding of the Company’s industry, business, operations and systems, as well as accounting policies and processes;

•	The appropriateness of KPMG’s fees;

•	A consideration of KPMG’s known legal risks and significant proceedings that may impair its ability to perform the audit; and

•	KPMG’s tenure as the Company’s independent auditors.

KPMG rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the evaluation of the lead audit engagement partner to ensure that he or she is appropriately qualified to lead the Company’s audit. After considering the criteria set forth above, the Audit Committee believes that retaining KPMG as the Company’s independent auditors is in the best interests of the Company and its stockholders.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2026, is hereby approved and ratified.”

Will a representative of KPMG attend the Annual Meeting?

Representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. In the event this proposal is not approved, the Audit Committee will reconsider the selection of KPMG as the Company’s independent auditors.

The Audit Committee and the Board of Directors recommend that you vote FOR the approval of this proposal.

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What were KPMG’s fees for audit and other services for 2025 and 2024?

The following table presents fees paid/payable for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services for 2025 and 2024. All KPMG services for 2025 and 2024 were approved in advance by the Audit Committee specifically or pursuant to procedures outlined below.

In US$ thousands	2025	2024
Audit fees(1)	$2,801	$2,744
Audit-related fees(2)	38	39
Tax fees(3)	32	20
All other fees	—	—

TOTAL FEES	$2,871	$2,803

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements, and services related to statutory filings or engagements.

(2)	Audit-related fees consist principally of fees for the attestation services related to certain employee benefit plans and key data as defined in the Sustainability Report of the Company.

(3)	Tax fees consist principally of fees for tax filing assistance.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditors and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditors and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Principal Accounting Officer becomes aware.

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ITEM 3. Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board. At the 2025 annual meeting of the Company’s stockholders, approximately 92% of the votes cast by our stockholders were voted for approval of the compensation of our named executive officers as disclosed in the 2025 proxy statement.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in its continuing evaluation of the Company’s compensation program.

The Board of Directors recommends that you vote FOR the approval of this proposal.

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ITEM 4. Authorization to Issue Shares up to 20% of Outstanding Shares

Prior to the voluntary conversion of our secondary listing status to a primary listing status on the HKEX, the Board’s authority included the ability to issue shares. Such authority is generally on par with other NYSE-listed U.S. companies. However, under the Hong Kong Listing Rules, a primary-listed company must have authority from its stockholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital, unless they are offered to existing stockholders pro-rata to their existing holdings. Approval of this proposal will permit the Board the authority to authorize the Company to issue shares in compliance with the Hong Kong Listing Rules to the same extent already authorized under our Amended and Restated Certificate of Incorporation and the rules of the NYSE. We are not asking stockholders to approve an increase in our authorized share capital.

In light of the dynamics of the China market in which it operates, the Company has always believed in maintaining a strong balance sheet and maximum financial flexibility. This authority will enable the Company to address business contingencies and capture growth opportunities, in accordance with its long-term strategic goals, in a timely manner. Consistent with its past practice, the Board will authorize future issuances of securities only if it determines that such issuances are in the best interests of the Company and its stockholders. The Board has no immediate plans to issue any shares pursuant to this authorization and we are not asking stockholders to approve a specific issuance of shares.

Furthermore, the Company does not intend to issue any shares under this authority at a discount of more than 10% to the “benchmarked price” (as described in Rule 13.36(5) of the Hong Kong Listing Rules), which is more restrictive than the maximum discount of 20% permitted under the Hong Kong Listing Rules.

Granting the Board this authority is an annual, routine matter for primary-listed companies on the Hong Kong Stock Exchange. In accordance with the Hong Kong Listing Rules, it is a customary practice for primary-listed companies on the Hong Kong Stock Exchange to seek stockholder authority to issue up to 20% of a company’s outstanding shares and for such authority to be effective until the next annual meeting of stockholders, unless otherwise earlier revoked or modified by a duly adopted resolution of the stockholders. Therefore, consistent with this market practice, and as allowed under the Hong Kong Listing Rules, we are seeking approval for continuing authority for the Board to authorize the Company to issue common stock or securities convertible into common stock up to a maximum of 20% of our outstanding shares as of the date of the Annual Meeting, for a period from the Annual Meeting until the earlier of the 2027 annual meeting of stockholders or June 28, 2027. June 28, 2027 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend. We expect to propose a renewal of this authorization annually. Pursuant to this proposal, assuming for illustrative purposes that our outstanding shares remain unchanged from March 30, 2026 to the date of the Annual Meeting, the Company will be allowed to issue a maximum of 70,239,442 shares of common stock.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 28, 2027.”

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For clarity, this authority will include the authority to issue securities convertible into shares of common stock, or options, warrants or similar rights to subscribe for shares of common stock or such convertible securities of the Company and to make or grant offers, agreements and/or options (including bonds, warrants and debentures convertible into shares of common stock), subject to the limitations described in the resolution set forth above.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

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ITEM 5. Authorization to Repurchase Shares up to 10% of Outstanding Shares

This section serves as the explanatory statement pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules to provide information for our stockholders to make a reasonably informed decision on whether to vote for or against the resolution with respect to the authorization to repurchase shares to be proposed at the Annual Meeting.

We have historically used share repurchases as a means of returning cash to stockholders. The Board believes that it is in the best interests of the Company and our stockholders to continue to have a general authority from our stockholders to enable our Company to purchase shares of common stock in the markets. As a dual-primary listed company on the NYSE and HKEX, the Company prioritizes the equality of our stockholders, regardless of the exchange on which the shares they hold trade. Our goal is to maintain that priority and ensure that our stockholders holding our shares that trade on the Hong Kong Stock Exchange are also allowed the benefit of our share repurchase program.

The Company first adopted a share repurchase program in the U.S. in 2017 and has increased the authorization thereunder from time to time. The Company may repurchase shares under this program from time to time in the open market or, subject to applicable regulatory requirements, through privately negotiated transactions, block trades, accelerated share repurchase transactions and the use of Rule 10b5-1 trading plans.

Under the Hong Kong Listing Rules, a primary-listed company must obtain authority from its stockholders to repurchase its shares on the Hong Kong Stock Exchange if it wishes to conduct share repurchases on the Hong Kong Stock Exchange. Granting the Company this authority is a routine matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. Without this authority, the Company’s ability to repurchase shares would be limited to the repurchase of shares that trade on the NYSE and would not include repurchases on the Hong Kong Stock Exchange. Granting the Company this authority will ensure continuous parity between investors who hold our shares that trade on the NYSE and investors who hold our shares that trade on the Hong Kong Stock Exchange. Any repurchases made in Hong Kong or the U.S. will reduce the available authority under the repurchase mandate and the repurchase authorization. All the repurchased shares will be cancelled.

In connection with the authorizations established by the Board regarding our share repurchase programs, these repurchases would be made only at price levels that the Company would consider to be in the best interests of the stockholders generally, after taking into account the Company’s overall financial position. Our Board of Directors has authorized an aggregate of $5.4 billion for our share repurchase program, including its most recent increase in authorization on December 11, 2025. As of December 31, 2025, approximately $1.2 billion remained available under that program. As a Delaware corporation, we are bound by the requirements of the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital, as well as applicable SEC and NYSE requirements.

Share Capital

As of March 30, 2026, the total number of outstanding shares of common stock of the Company was 351,197,213. Pursuant to this proposal, and assuming for illustrative purposes that our outstanding shares remain unchanged from March 30, 2026 to the date of the Annual Meeting, we are seeking continuing authority to repurchase up to a maximum of 35,119,721 shares of common stock, representing 10% of our outstanding shares as of the date of the Annual Meeting. The authority will be effective for a period from the Annual Meeting until the earlier of the 2027 annual meeting of

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stockholders or June 28, 2027, unless earlier revoked or modified by a duly adopted resolution of the stockholders. As noted above, June 28, 2027 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend.

Funding of Repurchase

The repurchases may depend on market conditions and funding arrangements at the time and will be made only when the Company believes that such repurchases will benefit the Company and our stockholders. Repurchases of shares of common stock will be funded out of funds legally available for such purposes in accordance with the Company’s Bylaws, the Hong Kong Listing Rules, applicable U.S. federal laws, Delaware laws, the NYSE listing standards, and other applicable laws and regulations in U.S. and Hong Kong.

Impact of Repurchases

The repurchase of common stock pursuant to this proposal may have a material adverse impact on the working capital or leverage of the Company as compared with the position at December 31, 2025 in the event that the proposed repurchases were to be carried out in full at any time during proposed repurchase period. However, our directors are subject to fiduciary duties to the Company and are bound by the requirements of the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital.

The Code on Takeovers and Mergers

If, as a result of a repurchase pursuant to the authorization to repurchase shares, a stockholder’s proportionate interest in the voting rights of our Company increases, such increase will be treated as an acquisition of voting rights for the purposes of the Code on Takeovers and Mergers (the “Takeovers Code”). Accordingly, a stockholder, or a group of stockholders acting in concert (within the meaning under the Takeovers Code), depending on the level of increase in the stockholder’s interest, could obtain or consolidate control of our Company and thereby become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code.

As of March 30, 2026, to the best knowledge and belief of our Board of Directors, our largest stockholder beneficially owned 28,419,252 shares of common stock, representing approximately 8.1% of our outstanding shares, based on Amendment No. 1 to the Schedule 13G filed on July 22, 2025 with the SEC by the stockholder. In the event that our Board of Directors should exercise in full the authorization to repurchase shares, and the shareholding of our largest stockholder remains the same, the beneficial ownership of our largest stockholder will be increased to approximately 9.0% of our outstanding shares.

To the best knowledge and belief of our Board of Directors, such increase would not give rise to an obligation to make a mandatory offer under the Takeovers Code. Our Board of Directors has no present intention to repurchase shares of common stock to the extent that will trigger the obligations under the Takeovers Code for our largest stockholder to make a mandatory offer. Our Board of Directors is not aware of any other consequences which may arise under the Takeovers Code as a result of a repurchase pursuant to the authorization to repurchase shares. The Hong Kong Listing Rules prohibit a company from buying back shares on the Hong Kong Stock Exchange if the result of the repurchases would be that less than 25% (or such other prescribed minimum percentage as determined by the Hong Kong Stock Exchange) of our outstanding shares would be in public hands. Our Board of Directors does not propose to repurchase shares which would result in less than the prescribed minimum percentage of shares of common stock in public hands.

40	YUM CHINA – 2026 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

Market Prices of Shares

This section includes information required to be provided pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules. While our shares are dual-primary listed on the NYSE and HKEX, the information set forth below relates exclusively to our listing on the Hong Kong Stock Exchange and is therefore provided in Hong Kong dollars. The below values do not represent trading prices of our shares on the NYSE.

The following table sets forth the highest and lowest closing prices at which the shares of common stock traded on the Hong Kong Stock Exchange during each month of the previous 12 months and until March 2026:

Yum China’s Highest and Lowest Monthly Close Price (March 2025 – March 2026)

	Share Price
	Highest	Lowest
	(HK$)	(HK$)
2025
March	419.2	377.6
April	416	332.4
May	363.8	331.6
June	354.2	333.4
July	385.2	359
August	371	347.4
September	354.6	334.2
October	353	327.4
November	377.4	337.8
December	379.2	357

2026
January	400.2	365.4
February	450	386.4
March	427	385.4

Undertaking

None of our directors, nor, to the best of our directors’ knowledge after having made all reasonable inquiries, any of their close associates (as defined in the Hong Kong Listing Rules), have any present intention, in the event that the authorization to repurchase shares is approved, to sell any shares of common stock to our Company.

No core connected person (as defined in the Hong Kong Listing Rules) has notified our Company that he/she/it has a present intention to sell shares of common stock to our Company pursuant to the authority being sought in this proposal, if the authorization to repurchase shares is exercised.

Our directors will exercise the authorization to repurchase shares in accordance with the Hong Kong Listing Rules and the applicable laws of the State of Delaware (being the jurisdiction of the Company’s incorporation).

YUM CHINA – 2026 Proxy Statement	41

MATTERS REQUIRING STOCKHOLDER ACTION

Repurchases of Shares

For the year ended December 31, 2025, we repurchased approximately 19.6 million shares of our common stock in open market transactions on the NYSE for a total cost of approximately $901 million. Details of shares repurchased on the NYSE in the previous six months are as follows:

	Number of Shares	Price Paid Per Share
	Repurchased	Highest	Lowest
	(thousands)	(US$)	(US$)
2025
October	1,685	45.85	41.71
November	2,811	48.93	43.08
December	3,075	49.43	45.72

2026
January	860	51.38	47.06
February	1,040	58.35	49.51
March	1,266	54.81	48.18

For the year ended December 31, 2025, we repurchased approximately 5.1 million shares of our common stock in open market transactions on the HKEX for a total cost of approximately HK$1,830 million. Details of shares repurchased on the Hong Kong Stock Exchange in the previous six months are as follows:

	Number of Shares	Price Paid Per Share
	Repurchased	Highest	Lowest
	(thousands)	(HK$)	(HK$)
2025
October	370	354	325.6
November	1,068	380.4	334.8
December	743	382.2	356

2026
January	304	399.4	365.6
February	238	447.4	382.8
March	414	432	377

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 28, 2027.”

42	YUM CHINA – 2026 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

YUM CHINA – 2026 Proxy Statement	43

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of March 30, 2026, except as otherwise noted, by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors, director nominees, and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of March 30, 2026. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

	$
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)
More Than 5% Owners JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179		28,419,252(2)	8.1%

Principal Global Investors 711 High Street, Des Moines, Iowa 50392-0300		20,169,911(3)	5.7%

Named Executive Officers

Joey Wat		784,850(4)	*

Adrian Ding		56,752(5)	*

Warton Wang		63,084(6)	*

Jeff Kuai		84,454(7)	*

Duoduo (Howard) Huang		33,707(8)	*

Non-Employee Directors/ Director Nominees

Robert B. Aiken		15,925	*

Mikel A. Durham		9,125	*

Edouard Ettedgui		59,226	*

Grace Xin Ge		4,524	*

David Hoffmann		22,734	*

Fred Hu		82,405	*

Ruby Lu		66,070	*

Zili Shao		52,007	*

William Wang		57,220	*

Zhe (David) Wei		3,122	*

Min (Jenny) Zhang		14,450	*

Christina Xiaojing Zhu		17,642	*

Ownership of all directors, director nominees and executive officers as a group (21 total)		1,536,065(9)	*

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of 351,197,213 shares of Company common stock outstanding as of March 30, 2026.

44	YUM CHINA – 2026 Proxy Statement

STOCK OWNERSHIP INFORMATION

(2)

Based on Amendment No. 1 to the Schedule 13G filed by JPMorgan Chase & Co. on July 22, 2025, which indicated that, as of June 30, 2025, JPMorgan Chase & Co. had sole voting power over 23,791,122 shares, shared voting power over 616,510 shares, sole dispositive power over 28,134,889 shares, and shared dispositive power over 284,212 of Company common stock.

(3)

Based on Schedule 13G filed by Principal Global Investors on November 3, 2025, which indicated that, as of September 30, 2025, Principal Global Investors had shared voting power over 20,169,911 shares of Company common stock and shared dispositive power over 20,169,911 shares of Company common stock.

(4)	Includes 78,600 shares issuable upon the exercise of vested stock appreciation rights (“SARs”).
(5)	Includes 1,309 shares issuable upon the exercise of vested SARs and 3,045 shares issuable upon the vesting of restricted share units (“RSUs”).
(6)	Includes 8,561 shares issuable upon the exercise of vested SARs.
(7)	Includes 16,601 shares issuable upon the exercise of vested SARs.
(8)	Includes 6,605 shares issuable upon the exercise of vested SARs.
(9)	Includes 131,204 shares issuable upon the exercise of vested SARs and 3,045 shares issuable upon the vesting of RSUs.

YUM CHINA – 2026 Proxy Statement	45

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, practices and processes, focusing on the executive pay decisions for our 2025 named executive officers (“NEOs”).

For 2025, our NEOs were:

Name	Title
Joey Wat	Chief Executive Officer (“CEO”)
Adrian Ding(1)	Chief Financial Officer (“CFO”)
Warton Wang	General Manager, KFC
Jeff Kuai	General Manager, Pizza Hut
Duoduo (Howard) Huang	Chief Supply Chain Officer

(1)	Mr. Ding served as Acting CFO since October 1, 2024, and was appointed as CFO, effective March 6, 2025.

This CD&A is divided into four sections:

46	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

2025 Performance Highlights

The Company delivered strong results amid dynamic market conditions, driven by a continued dual focus on innovation and operational efficiency, and powered by our highly committed teams.

Yum China is the largest restaurant company in China in terms of 2025 system sales and operates six brands, with our flagship KFC brand remaining our key growth engine and profit contributor. In 2025, the Company navigated dynamic market conditions in China, where substantially all of its operations reside, seized opportunities with outstanding execution, and delivered strong results for the year. We opened more than 1,700 net new stores, taking our total to over 18,000 stores across more than 2,500 cities as at the end of 2025.

During the year, we focused on driving both system sales growth and same-store sales growth:

•	Same-store sales growth was positive for three consecutive quarters beginning with the second quarter of 2025, and reaching 3% growth in the fourth quarter of 2025.

•	Total system sales growth improved sequentially, with full-year total system sales growth outperforming China restaurant industry’s revenue growth over the same period.

We also boosted our margins and profitability through our dual focus on innovation and operational efficiency:

•	OP margin(1) expanded year-over-year (“YoY”) in every quarter of 2025, reaching 10.9% for the full year – the highest level since our U.S. listing, excluding special items.

•	Our full-year operating profit rose 11% to $1.3 billion.

While we accelerated growth, we also returned $1.5 billion to stockholders in 2025 through dividends and share repurchases, representing approximately 9% of our market capitalization(2). Diluted earnings per share increased 8% YoY to $2.51 (14% excluding the impact of F/X and mark-to-market equity investments)(3).

We also achieved the following key innovation and operational efficiency initiatives in 2025:

•

We continued to delight our customers with year-round menu innovation and launched approximately 600 new or upgraded items in 2025. On top of serving good food, we also focused on delivering great value-for-money and emotional value by partnering with leading intellectual properties in gaming, animation and sports.

(1)	OP margin refers to operating profit as a percentage of total revenues.
(2)	Market capitalization as of March 31, 2026.
(3)	Refers to an unfavorable impact from a mark-to-market loss of $0.06 in full year 2025 and a mark-to-market gain of $0.08 in full year 2024, and minimal F/X impact.

YUM CHINA – 2026 Proxy Statement	47

EXECUTIVE COMPENSATION

•

We deepened member engagement and enhanced the customer experience to boost visit frequency and spending across our brands. Total membership of KFC and Pizza Hut exceeded 590 million, up 13% YoY. Active Members, defined as those with transactions in the past 12 months, of KFC or Pizza Hut, exceeded 265 million, representing a 13% YoY increase.

•

We captured new opportunities efficiently through front-end segmentation with a multi-brand portfolio, diverse modules and food offerings, and back-end consolidation to foster synergies by sharing and centralizing resources in and across stores and regions. For example, KFC’s side-by-side modules, KCOFFEE cafes and KPRO (our light-meal concept) shared KFC’s in-store resources and membership programs to drive incremental sales and profits with lighter investment and operating cost, and scaled quickly in 2025.

•

We enabled faster and more efficient store openings with diverse store formats and both equity and franchise stores. For example, with lower capital expenditures, streamlined operations and a simplified menu, the WOW model of Pizza Hut enabled us to penetrate previously untapped locations, especially in lower-tier cities and supports franchise growth. 31% of our total net new stores were opened by franchisees in 2025.

•	We also continued to improve operational efficiency across our business, leveraging new technologies, including generative and agentic AI, and by enhancing cost management.

Our strong 2025 performance has sustained our competitive position and reinforced our confidence in executing the RGM 3.0 strategy outlined at our Investor Day held in November 2025. With a balanced focus on all three aspects — resilience, growth, and moat, we believe we are well positioned to seize growth opportunities in China and deliver on our disclosed targets, including achieving over 30,000 stores by 2030.

Compensation Design Guiding Principles

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that support the achievement of the Company’s long-term business strategy and drive sustainable, profitable growth and stockholder value creation.

Executive compensation structured to support sustainable growth and stockholder value creation

The Company’s executive compensation program is centered around its pay-for-performance objective and is designed to align the long-term interests of our executives with those of our stockholders, with the following features:

•	Our executive compensation program focuses predominantly on variable, performance-based incentives.

•	With a majority of the performance-based incentives granted through long-term incentive awards, our executive compensation program supports a balanced focus on our short-term and long-term goals.

•

Our executives’ performance goals are aligned with the strategic, financial and operating goals of the Company, through which the Compensation Committee seeks to motivate entrepreneurial and innovative thinking and drive above-market results.

As such, the Compensation Committee reviews and endorses performance goals that are deemed central to the Company’s business performance, long-term strategy and stockholder value creation.

48	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive compensation designed to attract, retain and incentivize talent

Our Compensation Committee has approved the following compensation objectives:

•

Pay-for-Performance: NEO annual target total direct compensation is predominantly performance-based and at-risk, in order to reward short- and long-term performance measured against pre-established objectives, including the overall performance of the Company and individual performance and contributions.

•

Align with Stockholder Interests: Executives’ interests should be aligned with stockholder interests through the risks and rewards of equity ownership, including a focus on using long-term incentive awards and imposing stock owner-ship requirements.

•

Attract and Retain the Right Talent: We need to attract and retain executives with the specific skillset required for large-scale operations in China amid the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain, store and digital operations, as well as deep knowledge of complex regulatory regimes in the U.S. and China, and NYSE and HKEX governance requirements. The Company’s executive compensation program may differ from our U.S. peers to reflect the need to attract, retain and incentivize global talent with specific skillset required by the unique features of the Company.

Comprehensive review led by the Compensation Committee to assess the appropriateness and competitiveness of the compensation program

The Compensation Committee at least annually reviews the Company’s executive compensation program to evaluate whether the program continues to drive performance and support the attraction and retention of highly-qualified executives necessary to achieve superior results and support the long-term sustainable growth of the Company while simultaneously holding them accountable to our high standards of ethical behavior and corporate governance.

-	The Compensation Committee engages an independent compensation consultant to advise on compensation matters and establishes an executive compensation peer group for evaluating NEO pay competitiveness.

The Compensation Committee engages an independent compensation consultant to advise on the appropriateness and competitiveness of the target compensation levels for our NEOs and the design of our executive compensation program and policies. The Compensation Committee uses a peer group of publicly listed companies as recommended by its independent compensation consultants, supplemented by survey data for NEOs other than the CEO provided by the independent compensation consultants, to assess the levels of different components of our overall compensation program and our short-term incentive (“STI”) and long-term incentive program design and structure. The Compensation Committee conducted a rigorous review of the market data provided by the independent compensation consultant and set the target total direct compensation to be competitive with the market data, while taking into account internal pay equity, each executive officer’s experience, leadership impact and criticality to our strategy and mission, as well as competitive recruiting and retention pressures. For further details, please refer to the section entitled “How Compensation Decisions Are Made” below.

-	The Compensation Committee takes into account stockholder feedback when evaluating executive program design.

As discussed further below, we conduct an annual engagement program with stockholders to solicit their feedback on governance, executive compensation, sustainability and other matters. As part of our annual stockholder engagement

YUM CHINA – 2026 Proxy Statement	49

EXECUTIVE COMPENSATION

efforts, we have consistently reached out to our top 25 stockholders representing more than 50% of the outstanding shares of Company common stock since 2017. The Compensation Committee continuously evaluates program design and considers adjustments to the Company’s compensation program based on stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests.

2025 Executive Compensation Highlights

Guided by these compensation design guiding principles and after reviewing the executive compensation program in early 2025,

•

The Compensation Committee continued its practice of delivering a significant portion of compensation in the form of variable and performance-based pay in setting the total direct compensation elements for each of the NEOs. The following charts demonstrate that 2025 annual target total direct compensation for Ms. Wat, our CEO, and the other NEOs was predominantly weighted toward variable, at-risk pay elements (consisting of the target STI opportunity and the grant value of the LTI awards in the form of PSUs and RSUs) and was comprised mostly of LTI awards.

2025 Target Total Direct Compensation Mix

CEO	Average Other NEOs *

*	Excluded from this chart is the promotion grant received by Mr. Ding in connection with his promotion to the CFO role.

50	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

•

The Compensation Committee also determined to maintain the design and structure of the 2025 LTI and STI programs, which are largely consistent with 2024. The elements of the Company’s executive compensation program, as summarized below, are intended to complement each other and support, on a holistic basis, the Company’s “RGM” strategy and the metrics used are key indicators of the Company’s success in executing against its strategy and business plans communicated to our stockholders.

2025 STI and LTI Metrics	STI	LTI
Capital Returns to Stockholders[1]	Relative Total Shareholder Return percentile ranking against the constituents of MSCI China Consumer Discretionary Index and S&P 500 Consumer Discretionary Index		✓
Footprint Growth	System net new builds	✓	
Sales Growth	Same-store sales growth	✓	
	System sales growth		✓
Profit Growth and Capital Efficiency	Adjusted operating profit growth	✓	
	Return on invested capital, or ROIC		✓
Other Strategic Imperatives	Innovative business model metric	✓	
	ESG - salt and sugar reduction		✓

No overlap (STI and LTI)

1. Indicating shareholder returns through share repurchases and cash dividends.

2025 LTI Program

•	The Compensation Committee determined to maintain the mix of granting annual equity awards in the form of 50% RSUs and 50% PSUs.

•

The 2025 annual PSU awards (“2025 Annual PSU Awards”) approved by the Compensation Committee continued the same framework as the 2024 annual PSU awards, including the performance measures and their respective weightings. We believe that the design of the 2025 Annual PSU Awards emphasizes the creation of stockholder value over the longer term and the importance of ESG-related goals to the Company’s long-term strategy.

Performance Measure for 2025 Annual PSU Awards	Weighting

rTSR Percentile Ranking - against the constituents of the MSCI China Consumer Discretionary Index (30%) - against the constituents of the S&P 500 Consumer Discretionary Index (15%)	45%

System Sales Growth (3-year CAGR)	25%

ROIC (2027)	20%

ESG: Nutrition — salt and sugar reduction (3-year cumulative)	10%

YUM CHINA – 2026 Proxy Statement	51

EXECUTIVE COMPENSATION

2025 STI Program

•

In 2024, as part of the Compensation Committee’s annual review of the executive compensation program, the Compensation Committee worked with an independent consultant, Korn Ferry, to evaluate the Company’s STI program design and discuss potential changes in light of evolving market practices. Following a comprehensive review of practices of the Company’s compensation peer companies and thorough deliberations, the Compensation Committee approved one change, beginning with the 2025 STI program, to narrow the range of the individual performance factor from 0% to 150% to 0% to 125%. This change reduced the maximum overall STI payout from 300% to 250% for CEO and other NEOs. The Compensation Committee determined that this change better aligns the program with peer practices, while still retaining an STI program structure that is effective in tying the performance-based cash bonuses to the achievement of key financial and operational objectives of the Company and that allows for the differentiation in payouts to recognize individual performance contributions.

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-125%)	=	Final STI Payout (0%-250%)

•

For the 2025 STI program, while keeping the other metrics and their respective weightings unchanged compared to 2024, the Compensation Committee replaced the active members spending index with an innovative business model metric relating to KCOFFEE cafes and Pizza Hut WOW in order to drive strategic initiatives for KFC and Pizza Hut.

Performance Measure for 2025 STI Program	Weighting

Adjusted Operating Profit Growth	50%

Same-Store Sales Growth	20%

System Net New Builds	20%

Innovative Business Model Metric	10%

52	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

Executive Compensation Best Practices

What We Do

•

We deliver a significant percentage of annual target compensation in the form of variable compensation tied to pre-established performance goals

•

We deliver a significant portion of target total direct compensation in the form of equity awards

•

We have multi-year vesting periods for equity awards

•

Maximum payout opportunity for STI and PSUs

•

The vesting of the rTSR portion of the PSU awards will be capped at target if our TSR performance is negative over the performance period

•

We have double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plans

•

We maintain an equity-based awards grant policy specifying pre-determined dates for annual equity grants

•

We maintain a compensation recovery policy

•

We use an independent compensation consultant reporting directly to the Compensation Committee

•

We perform market comparisons of executive compensation against a relevant peer group, reflecting our competitive market as we globally compete for executive talent

•

We maintain Stock Ownership Guidelines, which includes a retention requirement until the guideline is achieved

•

We hold an annual “say on pay” vote

•

We maintain an annual stockholder engagement process

•

Our Compensation Committee regularly meets in executive session without any members of management present

What We Don’t Do

•

We do not pay dividends or dividend equivalents on PSUs unless and until they vest

•

We do not allow repricing of underwater SARs under our long-term incentive plan without stockholder approval

•

We do not allow backdating of SARs

•

We do not allow hedging, short sales or pledging of our securities

•

We do not provide for tax gross-ups relating to a change in control

YUM CHINA – 2026 Proxy Statement	53

EXECUTIVE COMPENSATION

Stockholder Engagement

In its compensation review process, the Compensation Committee focuses on structuring the executive compensation program to serve the interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation program, the Compensation Committee considered the results of the “say on pay” vote, stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests.

Based on feedback received during the Company’s stockholder engagement efforts over recent years, the Compensation Committee has approved changes to its compensation program. Examples of these changes included, beginning with our 2024 annual PSU awards, adding ROIC as a performance measure to incorporate a capital efficiency metric into our LTI program, changing the rTSR benchmark group for measuring rTSR performance from the MSCI China Index to the MSCI China Consumer Discretionary Index and expanding the rTSR benchmark group to include the S&P 500 Consumer Discretionary Index in response to feedback from our stockholders to evaluate rTSR performance beyond the MSCI China Index.

At our 2025 annual meeting of stockholders, approximately 92% of the votes cast were in favor of the advisory vote to approve executive compensation. Although the Compensation Committee was pleased with the favorable outcome for the Company’s “say on pay” vote at our 2025 annual meeting of stockholders, the Compensation Committee continuously evaluates and considers our executive compensation program based on stockholder feedback and input from our independent compensation consultant. During 2025, the Company continued its annual engagement program and reached out to its top 25 stockholders representing more than 50% of the outstanding shares of Company common stock to solicit feedback on a variety of corporate governance matters, including with respect to executive compensation, and the Company held discussions with stockholders who accepted an invitation. Participants from the Company included executive officers and other senior members of our Human Resources, Legal, Supply Chain, and Investor Relations teams. During these engagement calls, stockholders generally expressed a preference for maintaining the overall consistency of the executive compensation program with recent years. Consistent with its past practice, management shared the stockholder feedback with the Compensation Committee for its consideration in designing the Company’s executive compensation program.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The Company’s executive compensation program has three primary pay components: (i) base salary; (ii) STI consisting of annual performance-based cash bonus; and (iii) LTI awards. These three components form our annual target total direct compensation for our NEOs. We believe that these key elements are aligned with the Company’s compensation philosophy and objectives of incentivizing and rewarding performance, attracting and retaining the right talent and aligning the interests of our executive officers with our stockholders.

2025 Compensation Decisions

The Compensation Committee annually reviews total direct compensation levels of the Company’s executive officers to maintain market competitiveness and reflect their evolving responsibilities and individual performance. An executive’s total direct compensation awarded is dependent on a number of factors, such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. After such review and considering the peer group compensation data and compensation survey data provided by its independent compensation consultant, and based on recommendation of its independent consultant, the Compensation Committee approved the 2025 total direct compensation for the NEOs in early 2025.

54	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

In establishing Ms. Wat’s total direct compensation for 2025, the Compensation Committee determined not to increase Ms. Wat’s base salary, target STI opportunity or grant value of LTI awards as compared to 2024, after reviewing the peer group compensation data provided by its independent compensation consultant. For other NEOs, the Compensation Committee generally adjusted their total direct compensation to better align the total compensation of each of our other NEOs with the market median for comparable positions within our peer group.

In connection with Mr. Ding’s promotion to the CFO role in March 2025, the Compensation Committee further increased Mr. Ding’s total target compensation after considering market data, the Company’s historical compensation practices, the input of its then-serving independent compensation consultant, and his continued performance of his prior responsibilities as the Chief Investment Officer of the Company overseeing strategic investments. As Mr. Ding’s promotion to the CFO role occurred after the granting of the 2025 annual LTI awards in February 2025, in lieu of granting an additional 2025 annual LTI award to Mr. Ding, the Compensation Committee granted Mr. Ding a promotion RSU award with a grant value of $400,000, which will vest in equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Ding’s continued employment through each vesting date. Mr. Ding’s total compensation in 2024 reflected his role and responsibilities as the Company’s Chief Investment Officer and General Manager of the Company’s Lavazza joint venture.

In 2025, the Compensation Committee continued its practice of delivering a significant portion of compensation in the form of variable and performance-based pay in setting the total direct compensation elements for each of the NEOs. Approximately 90% of the 2025 annual target total direct compensation for Ms. Wat and, on average, 75% of the 2025 annual target total direct compensation for our other NEOs, was variable and at-risk. In addition, 70% of the 2025 annual target total direct compensation for Ms. Wat and, on average, 52% of the 2025 annual target total direct compensation for our other NEOs, consisted of LTI awards in the form of PSUs and RSUs, the value of which fluctuates based on the Company’s stock price.

Set out below are the details of the pay components of the Company’s 2025 executive compensation program.

Base Salary

The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. The following table sets forth the 2025 base salaries for our NEOs as approved by the Compensation Committee.

Name	2025 Base Salary ($)

Ms. Wat	1,425,000	(1)

Mr. Ding	587,863	(2)(6)

Mr. Wang	609,224	(3)(6)

Mr. Kuai	544,147	(4)(6)

Mr. Huang	459,094	(5)(6)

(1)	No change compared to 2024.

(2)	Mr. Ding’s base salary increased from $510,129 in 2024. For further details regarding the changes to Mr. Ding’s compensation, see “—2025 Compensation Decisions.”

(3)	Mr. Wang’s base salary increased from $566,810 in 2024.

(4)	Mr. Kuai’s base salary increased from $519,576 in 2024.

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(5)	Information regarding Mr. Huang’s base salary for 2024 is not disclosed because he was not an NEO in 2024.

(6)

Compensation for Mr. Ding, Mr. Wang, Mr. Kuai and Mr. Huang were denominated in Chinese Renminbi. The base salary amounts were converted to U.S. dollars using an exchange rate of 7.20 and 7.19, the average exchange rate during 2024 and 2025, respectively.

Short-Term Incentives, or STI

The principal purpose of our short-term incentive, consisting of annual performance-based cash bonus, is to motivate and reward short-term team and individual performance. The following is the formula used to calculate 2025 STI payout:

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-125%)	=	Final STI Payout (0%-250%)

In 2024, as part of the Compensation Committee’s annual review of the executive compensation program, the Compensation Committee worked with an independent consultant, Korn Ferry, to evaluate the Company’s STI program design and discuss potential changes in light of evolving market practices. Following a comprehensive review of practices of the Company’s compensation peer companies and thorough deliberations, the Compensation Committee approved one change, beginning with the 2025 STI program, to narrow the range of the individual performance factor from 0% to 150% to 0% to 125%. This change reduced the maximum overall STI payout from 300% to 250% for CEO and all other NEOs. The Compensation Committee determined that this change better aligns the program with peer practices, while still retaining an STI program structure that is effective in tying the performance-based cash bonuses to the achievement of key financial and operational objectives of the Company and that allows for the differentiation in payouts to recognize individual performance contributions.

Target Bonus Percentage

The following table sets forth the 2025 target STI opportunities for our NEOs as approved by the Compensation Committee.

Name	2025 Target Bonus Percentage (as a % of Base Salary)		2025 Target STI Opportunity (Cash Bonus) ($)

Ms. Wat	200	%(1)	2,850,000

Mr. Ding	90	%(2)	529,077

Mr. Wang	105	%(3)	639,686

Mr. Kuai	90	%(4)	489,733

Mr. Huang	80	%(5)	367,275

(1)	No change compared to 2024.

(2)	Mr. Ding’s target bonus percentage increased from 75% in 2024. For further details regarding the changes to Mr. Ding’s compensation for 2025, see “—2025 Compensation Decisions.”

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(3)	Mr. Wang’s target bonus percentage increased from 90% of base salary in 2024.

(4)	Mr. Kuai’s target bonus percentage increased from 85% of base salary in 2024.

(5)	Information regarding Mr. Huang’s target bonus opportunity for 2024 is not disclosed because he was not an NEO in 2024.

Team Performance Factors

The Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with key performance measures of the Company’s overall business and operating segments. The Compensation Committee established the team performance measures, targets and weights for the 2025 STI program at the beginning of the year after receiving input and recommendations from management and the Compensation Committee’s independent compensation consultant.

For the 2025 STI program, the Compensation Committee kept the metrics and their respective weightings unchanged from the 2024 program except for the replacement of the active members spending index with an innovative business model metric relating to KCOFFEE cafes and Pizza Hut WOW in order to drive strategic initiatives for KFC and Pizza Hut. The Compensation Committee believes the performance measures for the 2025 STI program are key indicators of the Company’s success in executing against its “RGM” strategy and business plans. In addition, under the STI program design, performance below the threshold performance level would result in no bonus associated with the related metric to be paid, with bonuses subject to a maximum payout cap for performance at or above the maximum performance levels.

The team performance objectives and targets for the 2025 STI program were developed through the Company’s annual financial planning process in late 2024, which took into account growth strategies, historical performance, particularly the Company’s year-to-date performance in 2024 at that time, and the existing and expected future operating environment of the Company. In 2024, the Company navigated challenging market conditions in China amid the slowdown of the growth of China’s restaurant industry, with the 2024 YoY monthly growth rate declining from 10.8% in the first quarter and to 5.3% in the second quarter, then further declining to an average of 3.2% in the second half of 2024. In addition, we observed more value-conscious consumers, as reflected by the decline in the Consumer Confidence Index in China, which decreased from an average of 89.1 points in the first quarter of 2024 to an average of 86.5 points in the fourth quarter of 2024. In light of the market condition in 2024 and outlook for 2025, the Company’s 2025 annual operating plan reflected cost discipline and achievable sales targets.

The Company continued to face a dynamic operating environment in China in 2025. Consumers remained value-conscious and the restaurant industry grew slowly with a growth at 3.2% for the full year. Despite these challenges, the Company delivered strong results, driven by a continued dual focus on innovation and operational efficiency, and powered by our highly committed teams. See “2025 Performance Highlights” for more details.

In addition to our innovation and operational efficiency initiatives, we seized favorable opportunities that emerged during the year that had not been fully anticipated when setting the targets with outstanding execution, enabled by the organizational agility we have built and strengthened over many years. For example, with a disciplined and balanced approach, we leveraged subsidies offered by delivery aggregators to increase traffic, especially for our emerging businesses such as KCOFFEE cafes, while preserving price integrity and protecting margins for our core brands. In addition, our innovative business models helped us reach more consumer segments, serve a wide range of occasions, and penetrate previously untapped locations. Our side-by-side module, KCOFFEE cafe, tripled its footprint from 700 locations in 2024 to 2,200 locations in 2025. Pizza Hut expanded into more than 100 new cities using the WOW model, accounting for half of all new cities Pizza Hut entered in 2025.

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The 2025 team performance targets and weights for each measure applicable to the NEOs are outlined below.

Company

Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth(1)	0.5%	6.3%	12.0%	11.2%	187%	50%	93%
Same-Store Sales Growth	(3.0)%	(1.0)%	1.0%	1.0%	199%	20%	40%
System Net New Builds	1,350	1,600	1,850	1,706	142%	20%	28%
Innovative Business Model Metric(2)	—	—	—	—	187%	10%	19%
COMPANY TEAM FACTOR RESULT							180%	(6)

KFC
Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth(1)	0.5%	4.0%	7.5%	7.8%	200%	50%	100%
Same-Store Sales Growth	(3.0)%	(1.0)%	1.0%	1.3%	200%	20%	40%
System Net New Builds	1,000	1,150	1,300	1,349	200%	20%	40%
Qualified KCOFFEE Cafes (by year-end 2025)(3)	1,100	1,300	1,500	1,869	200%	10%	20%
KFC TEAM FACTOR RESULT							200%	(6)

Pizza Hut
Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth(1)	1.0%	10.0%	19.0%	19.6%	200%	50%	100%
Same-Store Sales Growth	(3.0)%	0.0%	3.0%	1.0%	134%	20%	27%
System Net New Builds	320	380	440	444	200%	20%	40%
Pizza Hut WOW Stores (by year-end 2025)(4)	275	350	425	305	70%	5%	4%
Restaurant Margin of Pizza Hut WOW(5)	4%	6%	8%	9.7%	200%	5%	10%
PIZZA HUT TEAM FACTOR RESULT							180%	(6) (7)

(1)

Adjusted Operating Profit Growth as a team performance factor is the operating profit growth, adjusted to exclude the effects of F/X (either positive or negative) because we believe that changes in the foreign exchange rate can cause operating profit growth to appear more or less favorable than business results indicate.

(2)

Innovative Model Metric as a Company team performance factor is defined as the weighted average team factor results of the innovative business model metrics relating to KCOFFEE cafes for KFC and Pizza Hut WOW.

(3)

A Qualified KCOFFEE cafe will satisfy the requirements of incremental sales contribution and restaurant profit brought to its parent KFC store. The number of Qualified KCOFFEE cafes includes Company-owned and franchise stores.

(4)	Number of Pizza Hut WOW stores includes Company-owned and franchise stores.

(5)	Restaurant Margin of Pizza Hut WOW is defined as restaurant profit divided by Company sales of Pizza Hut WOW.

(6)

The 2025 team factor targets for the NEOs other than Mr. Wang and Mr. Kuai were based entirely on Company-wide performance. In recognition of Mr. Wang’s and Mr. Kuai’s roles as General Manager, KFC and General Manager, Pizza Hut, respectively, the

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2025 team factor targets for Mr. Wang and Mr. Kuai were based 25% on Company-wide performance and 75% on the performance of KFC and Pizza Hut, respectively, in order to directly tie a significant portion of their STI to their areas of responsibility.

(7)	Amount may not sum due to rounding.

As noted above, based on our strong performance during 2025, the Company, KFC, and Pizza Hut team factors were achieved at 180%, 200% and 180% based on formulaic performance results, respectively.

Individual Performance Factors

In early 2025, the Compensation Committee approved the performance goals that would be used to determine the individual performance factor for the CEO and provided input on the performance goals recommended by the CEO for the other NEOs. As part of the Company’s annual performance evaluation process, the CEO, after having received input from the Compensation Committee and after discussion with each NEO, establishes that NEO’s performance objectives for the coming year. The 2025 performance objectives served as the framework upon which the overall performance of the NEOs is evaluated. Under this design, the use of individual performance factors provides the Company with a degree of flexibility to recognize performance and reward contributions to strategic business initiatives and the building of organizational capabilities supportive of the creation of long-term value.

In setting individual performance goals, we use additional factors that are deemed relevant to the Company’s operating metrics. The individual performance factor goals are designed to be stretch, and aligned with the individual’s respective roles and responsibilities, thereby fostering a disciplined performance-driven culture throughout the organization.

The annual performance goals used to determine the 2025 individual performance factor are within the following performance categories:

•	Driving long-term stockholder value creation;

•	Accelerating the growth of our brands;

•	Strengthening business resilience;

•	Expanding strategic moat; and

•	Driving ESG and other strategic initiatives.

Under each performance goal category, each NEO has a number of underlying pre-established goals against which the NEO’s performance is assessed to determine whether the NEO has achieved the overall performance goal. The above evaluation provides the basis for the CEO’s recommendation to the Compensation Committee for the other NEOs’ individual performance factor. The Compensation Committee then meets with the CEO and discusses the CEO’s recommendations, and meets separately in executive session and makes a determination of the individual performance factor for the NEOs, excluding the CEO. The Compensation Committee applies similar factors in determining the individual performance factor for the CEO. The Compensation Committee meets in executive session to discuss the CEO’s individual performance and then consults with other independent Board members for the determination of the CEO’s individual performance factor.

2025 CEO Performance Assessment

Our CEO, Ms. Wat, is instrumental in leading Yum China in its commitment to delivering strong financial and operating results in 2025 amid dynamic market conditions and our Board continues to recognize her exceptional leadership. Below are some of the performance highlights of Ms. Wat noted by the Compensation Committee in determining her individual performance factor for 2025.

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EXECUTIVE COMPENSATION

	Joey Wat Chief Executive Officer	2025 Individual Performance Factor 120%

Pillar	Goal	Achievement	Assessment
Drive Business Growth and Shareholder Value Creation	• Drive RGM strategy, targeting system sales growth of **% (excluding F/X), adjusted operating profit* growth of 6.3% (excluding F/X), and net new builds 1,600

•

Same-store sales grew 1% YoY and had been positive for three consecutive quarters since the second quarter of 2025

•

Total system sales grew 4% YoY (excluding F/X)

•

Operating profit and adjusted operating profit* (excluding F/X) both grew 11% to $1.3 billion for the full year

•

Opened 1,706 net new stores

Overall Outperformed
	• Deliver favorable shareholder return	• Returned $1.5 billion to shareholders in 2025, on track to return a total of $4.5 billion from 2024 to 2026	Outperformed Significantly
	• Enhance communication with existing and potential shareholders	• Held 2025 Investor Day attended by over 500 participants, receiving positive feedback from investors and media	Outperformed Significantly
Accelerate Growth	Overall • Develop a long-term corporate strategy	Overall • Drove the formulation of RGM 3.0 Strategy and long-term aspirations of the Company and updated 3-year growth target for 2026 to 2028	Outperformed Significantly
• Strengthen core brands with innovative store models

•

Drove incremental sales and profit to KFC with the accelerated growth of innovative side-by-side modules, and enhanced the value-for-money proposition of Pizza Hut and developed the Pizza Hut WOW model to expand into previously untapped locations, especially in lower-tier cities

• Accelerate growth through equity & franchise hybrid model, targeting at least 30% of KFC and 20% of Pizza Hut net new stores to be opened by franchisees

•

Continued to enhance organizational capabilities to support franchise growth, resulting in net new store opening by franchisees accounting for 37% and 31% of KFC and Pizza Hut net new builds in 2025, respectively

	KFC • Drive system sales growth by **% (excluding F/X)	KFC • Achieved system sales growth of 5% YoY (excluding F/X)	Outperformed Significantly
	• Achieve 1,150 net new builds	• Delivered 1,349 net new builds
	• Unlock new consumption occasions to drive growth	• Tripled KCOFFEE cafe presence – from 700 locations in 2024 to 2,200 in 2025 – and added 200+ KPRO locations in 2025
	• Drive delivery growth	• Enhanced delivery performance, achieving delivery sales growth of 26% YoY, contributing approximately 48% of KFC’s Company sales

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Pillar	Goal	Achievement	Assessment

	Pizza Hut • Drive system sales growth by **% (excluding F/X)	Pizza Hut • Achieved system sales growth of 4% YoY (excluding F/X)	Overall Outperformed
	• Achieve 380 net new builds	• Delivered record-high 444 net new builds
	• Drive footprint expansion with new store model	• Expanded Pizza Hut’s geographic presence by entering 200+ new cities in 2025, approximately half of which adopted the WOW format with lower capital expenditures
	• Drive delivery growth	• Accelerated delivery performance, achieving delivery sales growth of 22% YoY, contributing approximately 47% of Pizza Hut’s Company sales

	Emerging Brands • Enhance store economics	Emerging Brands • Expanded Lavazza to 146 stores with overall store economics improved meaningfully and generated 40%+ sales growth in retail business	On Target
	• Refine store models	• Continued to drive model innovation for emerging brands with lower capital expenditure and better synergies, such as side-by-side model for Little Sheep and Huang Ji Huang
Strengthen Business Resilience	• Drive Project Fresh Eye and Project Red Eye to enhance efficiency and competitiveness

•

Achieved OP margin at 10.9%, up 60 basis points YoY, supported by efficiency improvement from streamlined operations

•

Project Fresh Eye and Project Red Eye resulted in savings in G&A expenses and improvement of cost of sales

Outperformed
	• Enhance organizational efficiency and cross-functional synergy through centralization and digitalization	• Achieved Mega Restaurant General Manager (RGM) coverage for 60%-70% KFC & Pizza Hut stores • Fulfilled 90%+ restaurant crew hiring needs via centralized recruitment	Outperformed Significantly
	• Reduce new builds’ first-year rent-to-sales ratio to below **% and maintain **% of new leases for stores on a variable rent model	• Secured first-year rent ratio of **% for new KFC and Pizza Hut stores, with **% variable rent stores	On Target

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EXECUTIVE COMPENSATION

Pillar	Goal	Achievement	Assessment
Expand Strategic Moat	• Empower restaurants with Gen-AI technologies and enhance supply chain management to further drive efficiency and synergy

•

Deployed Gen-AI solutions across our operations, enhancing supply chain forecasting, menu optimization, and personalized marketing strategies to drive sustainable growth and efficiency

•

Delivered substantial supply chain savings via Project Red Eye, resulting in **% cost savings in raw material

Outperformed
	• Drive talent development	• Achieved 100% internal promotion for Market Managers • Institutionalized a diversified talent development system, such as Mega RGM, cross-market/function rotations, and mentoring programs	Outperformed
Drive ESG Initiatives	• Enhance value chain greenhouse gas (GHG) emission management

•

Achieved 430,000+ MWh renewable energy usage in 2025, including our own operations and our supplier’s facilities which are relevant to our business

•

Engaged ~ 70% (in terms of GHG emission scale) of poultry and beef suppliers to set their emission reduction targets and develop their reduction roadmaps

On Target
	• Maintain 1,000 restaurants in over 150 cities for Food Bank program	• Expanded food bank coverage to approximately 1,300 restaurants across 190+ cities, an increase of ~300 restaurants	Outperformed
	• Maintain RGM turnover at approximately 9%	• Continued to boost RGM No. 1 culture and employee engagement and maintained RGM turnover at a low rate of 7.8%, with a ~5% turnover rate of Mega RGM	Outperformed Significantly

*

See the Company’s Annual Reports on Form 10-K for the year ended December 31, 2025 for a reconciliation of the most directly comparable financial measure reported in accordance with the Generally Accepted Accounting Principles in the U.S. to adjusted operating profit.

**

The Company is not disclosing the targets of certain goals as such information could be competitively sensitive. The targets were designed to be challenging but achievable with strong management performance.

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EXECUTIVE COMPENSATION

The table below sets out the final STI payout for the CEO:

2025 Target STI Opportunity (Cash Bonus) ($)	2025 Team Factor	2025 Individual Performance Factor	Final 2025 STI Payout (Cash Bonus) ($)
2,850,000	180%	120%	6,156,000

2025 Other NEOs Performance Assessment

In 2025, our team of NEOs remained committed to creating long-term value for our stockholders while striving to achieve our financial and operational goals. The Compensation Committee believes the overall performance of the executive officer team was pivotal to many achievements for 2025, and as such, recognized the team for exceptional performance for the year. The determination of the individual performance factor for each NEO follows a similar robust review approach for determining the CEO’s individual performance factor. Based on the recommendation from the CEO on each NEO’s individual performance factor, the Compensation Committee reviews and discusses the NEO’s performance against the underlying pre-established goals. Below are some of the performance highlights of the other NEOs noted by the Compensation Committee in determining the individual performance factor for 2025.

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EXECUTIVE COMPENSATION

Adrian Ding Chief Financial Officer	Warton Wang General Manager, KFC	Jeff Kuai General Manager, Pizza Hut	Duoduo (Howard) Huang Chief Supply Chain Officer

•

Instrumental to driving strong financial performance, including 11% operating profit growth, and 14% increase in diluted EPS (excluding F/X and the impact of the mark-to-market equity investments*)

•

Achieved positive same-store sales for three consecutive quarters and 4% system sales growth (excluding F/X)

•

Established a sound capital return plan for 2027 and beyond, following the step-up in capital returns from $3.0 billion to $4.5 billion between 2024 and 2026

•

Orchestrated the RGM 3.0 Strategy and established the 3-year growth algorithm to support RGM 3.0 strategy

•

Further improved capital markets communications and shareholder engagement with clear and transparent guidance, successfully leading the organization of 2025 Investor Day attended by over 500 participants

•

Propelled 5% system sales growth (excluding F/X) and 8% operating profit growth for KFC

•

Delivered 1,349 net new builds of KFC, bringing the total store count to 12,997

•

Enhanced delivery performance, achieving delivery sales growth of 26% YoY, contributing approximately 48% of KFC’s Company sales

•

Drove franchise net new builds of 504 (37% of total net new builds)

•

Drove new business models: accelerated Small Town model development

•

Captured new business opportunities: KCOFFEE cafes increased per-store daily cups sold by 25% YoY, tripled its footprint, reaching 2,200 locations; KPRO generated a double-digit incremental sales for the parent store and added 200+ locations in 2025

•

Promoted brand and people caring culture by launching RGM Voice and K-Bean recognition program

•

Advanced ESG initiatives focusing on Food Bank and community support

•

Fueled 4% system sales growth (excluding F/X) and 19% operating profit growth (or 20%, excluding F/X) for Pizza Hut

•

Improved margins by 80 basis points to 12.8%, bringing its OP margin to 7.9%, the highest level since the Company’s listing in 2016

•

Opened 444 net new stores of Pizza Hut, bringing the total store count to 4,168

•

Accelerated delivery performance, achieving delivery sales growth of 22% YoY, contributing approximately 47% of Pizza Hut’s Company sales

•

Drove franchise net new builds of 139 (31% of total net new builds)

•

Developed new business models: expanded into 200+ new cities in 2025, 50% of which adopted by Pizza Hut WOW model

•

Continued to transform Pizza Hut into a more mass-market brand by widening price ranges and enriching the menu

•

Drove Company-wide commodity sourcing and procurement optimization initiatives, achieving Company average commodity inflation of 0.97x relative to the China CPI Food Index from 2023 to 2025 and contributing improvement in cost of sales

•

Drove food innovation, launching ~600 new or upgraded products in 2025, including successfully utilizing “a whole chicken” through multi-brand product portfolio

•

Developed and deployed cloud-based AI food safety inspection and diagnostics system for upstream monitoring, launching the “AI Quality Check” system for pizza quality standards

•

Progressed towards nutrition goals with significant health initiatives and reduced salt and sugar to support wellness

•

Achieved over 430,000 MWh renewable energy usage in 2025 and engaged ~70% (in terms of GHG emissions scale) of poultry and beef suppliers to set their emission reduction targets

*	Refers to an unfavorable impact from a mark-to-market loss of $0.06 in full year 2025 and a mark-to-market gain of $0.08 in full year 2024, and minimal F/X impact.

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EXECUTIVE COMPENSATION

The table below sets out the final STI payout for the NEOs other than the CEO:

Name	2025 Target STI Opportunity (Cash Bonus) ($)	2025 Team Factor	2025 Individual Performance Factor	Final 2025 STI Payout (Cash Bonus) ($)

Mr. Ding	529,077	180%	125%	1,190,423

Mr. Wang	639,686	195%	125%	1,559,234

Mr. Kuai	489,733	180%	120%	1,057,823

Mr. Huang	367,275	180%	125%	826,369

Long-Term Equity Incentives, or LTI

The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the LTI awards, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contributions in future years;

•	The market value of the executive’s role compared with similar roles in the Company’s peer group or based on compensation survey data; and

•	Achievement of the Company’s Stock Ownership Guidelines.

2025 LTI Awards

The following table sets forth the 2025 annual LTI grant values for our NEOs as approved by the Compensation Committee.

Name	2025 LTI Grant Value ($)

Ms. Wat	10,000,000	(1)

Mr. Ding	900,000	(2)

Mr. Wang	1,750,000	(3)

Mr. Kuai	1,200,000	(4)

Mr. Huang	850,000	(5)

(1)	No change compared to 2024.

(2)	Mr. Ding’s LTI grant value increased from $700,000 from 2024. For further details regarding the changes to Mr. Ding’s compensation and his promotion RSUs, see “—2025 Compensation Decisions.”

(3)	Mr. Wang’s LTI grant value increased from $1,400,000 from 2024.

(4)	Mr. Kuai’s LTI grant value increased from $1,050,000 from 2024.

(5)	Information regarding Mr. Huang’s LTI opportunity for 2024 is not disclosed because he was not an NEO in 2024.

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EXECUTIVE COMPENSATION

For 2025, the Compensation Committee granted annual LTI awards in the form of PSUs and RSUs, weighted 50% and 50%, respectively. The Company’s LTI program remains entirely at-risk as the values of the awards fluctuate based on our stock price performance and 50% of the LTI awards are granted in the form of equity with vesting tied to the achievement of pre-established performance goals. The following table sets forth details of the PSUs and RSUs granted to the NEOs in 2025.

PSUs

•	Performance period: January 1, 2025 to December 31, 2027

•	Performance measures, weighting and vesting schedule:

Performance Measure	Weight	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)

rTSR Percentile Ranking(1)

– against the constituents of the MSCI China Consumer Discretionary Index	30%	25th	55th	85th

– against the constituents of the S&P 500 Consumer Discretionary Index	15%	25th	55th	85th

System Sales Growth (3-year CAGR)	25%	3%	6%	9%

ROIC (2027)(2)	20%	15%	20%	25%

ESG: Nutrition (reduction in tons, 3-year cumulative)(3)

– Salt reduction	5%	175	234	330

– Sugar reduction	5%	1,200	1,500	2,100

(1)

TSR is calculated based on the average closing prices over the 20 trading days up to and including the start and end of the performance period and assumes reinvestment of dividends. The payout for the rTSR measure will be capped at target if the Company’s TSR performance is negative.

(2)

ROIC is calculated as the Company’s net operating profit after tax divided by the Company’s average invested capital. For purposes of calculating ROIC, net operating profit after tax represents the Company’s adjusted operating profit after tax, further adjusted to add back implied interest expense on operating leases and to subtract net income attributable to noncontrolling interests for the fiscal year ended December 31, 2027. For purposes of calculating ROIC, average invested capital represents the average aggregate balance, as of December 31, 2026 and 2027, of the Company’s stockholders’ equity, short-term and long-term borrowings, operating lease liabilities, and less cash and cash equivalent, short-term investments, and long-term bank deposits and notes.

(3)

The Compensation Committee included targets related to salt and sugar reduction in response to the growing focus on nutrition relating to restaurant companies, and the metrics chosen are aligned with our public commitment in nutrition.

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RSUs

•	Vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to continued employment through the applicable vesting date.

•	Support the Company’s compensation philosophy of providing market-competitive compensation in order to attract and retain executive talent.

•	The three-year duration of the vesting schedule for the RSU awards matches the duration of the performance period for the PSU awards.

Other Elements of Executive Compensation Program

As with all Company employees, Company executive officers receive certain employment benefits. We believe the benefits we offer are an important part of retention for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement.

Post-Termination and Change in Control Compensation. The Company provides certain post-termination and change in control compensation to help accomplish the Company’s compensation philosophy of attracting and retaining executive talent.

The Company maintains a change in control severance plan that covers all NEOs. Severance benefits are payable only upon a qualifying termination, which is defined as a termination by the Company without cause or by the participant due to good reason, within 24 months following the consummation of a change in control of the Company. The Compensation Committee believes change in control compensation promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change in control.

The Company also maintains the Executive Severance Plan, which provides severance benefits to certain key management employees of the Company and its affiliates who are selected by the Compensation Committee to participate in the plan, including each of the NEOs, and who experience a qualifying termination under the terms of the plan. The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. The terms of the Change in Control Severance Plan and Executive Severance Plan were determined after considering market data and the input of the then-serving independent compensation consultant. The award agreements with respect to the Company’s outstanding equity awards also provide for pro-rata vesting in the event of certain qualifying terminations of employment. Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts that would be payable to each of the NEOs in connection with a termination of employment or change in control as of December 31, 2025.

Medical, Dental, and Life Insurance and Disability Coverage. The Company provides group insurance benefits such as medical, dental, and life insurance and disability coverage to its executive officers.

Perquisites. The Company’s executive compensation program may differ from that of our U.S. peers to reflect the competitive market in China. As the Company’s executive compensation program is designed to attract, retain and incentivize the right talent with specific skillsets required by the unique features of the Company, the Company has transitioned

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EXECUTIVE COMPENSATION

to a flexible benefit program for its leadership team, provided on a reimbursement basis. Flexible benefit arrangements allow NEOs to select benefits tailored to their life stage and individual needs, which can vary based on factors such as age and family size. For 2025, each NEO was eligible for an annual flexible benefit in an amount up to RMB 400,000 or $55,647 (RMB 500,000 or $69,559 for Ms. Wat) plus 5% of annual base salary, which can be used for housing and utilities expenses, home leave expenses, travel expenses, education expenses, financial planning, home security, and health and wellness benefits. Out of the capped budget of the flexible benefit plan, at the choice of the NEO, an amount equal to 5% of his or her annual base under the executive flexible benefits program can be deferred and paid to the executive at the time of separation. For 2025, Mr. Wang and Mr. Kuai elected to defer 5% of their annual base salary for future payment.

In addition, each NEOs was eligible for a child education subsidy of up to RMB 200,000 or $27,824 (RMB 300,000 or $41,735 for Ms. Wat) on a reimbursement basis and a transportation allowance of RMB 150,000 or $20,868 (RMB 180,000 or $25,041 for Ms. Wat).

See the 2025 All Other Compensation Table for details regarding the perquisites received by our NEOs during 2025.

Retirement Plans. The Company offers certain executives retirement benefits under the Bai Sheng Restaurants China Holdings Limited Retirement Scheme (“BSRCHLRS”). Under the BSRCHLRS, executives may make personal contributions, and the Company provides a Company-funded contribution of 10% of a participating executive’s base salary. During 2025, Ms. Wat and Mr. Ding were participants in the BSRCHLRS, and each participating NEO received a Company-funded contribution.

Tax Equalization Benefits Grandfathered from YUM. Prior to our spin-off from YUM, Ms. Wat was offered tax equalization benefits by our former parent as an element of her compensation. These tax equalization benefits represent a legacy arrangement entered into with our former parent that was intended to put Ms. Wat in the same position, from a tax-liability perspective, that she would be in if she was located in her country of residence. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to legacy arrangements). Although this is a legacy arrangement entered into prior to the spin-off, compensation attributable to such arrangement will be reflected as compensation for services to the Company and will be included as compensation in the Summary Compensation Table for the applicable year. As of the end of 2025, Ms. Wat had exercised all awards subject to the legacy tax equalization benefits.

Payout of Prior PSU Awards

2023 Annual PSU Awards Payout

2025 represented the final year of the 2023-2025 performance period for the 2023 annual PSU awards (the “2023 Annual PSU Awards”) previously disclosed in the Company’s 2024 proxy statement. Under the 2023 Annual PSU program, PSUs would be settled in shares of our common stock based on continued service and the achievement of the underlying performance goals relating to rTSR and strategic imperatives with respect to cost transformation and ESG metrics during the three-year performance period from January 1, 2023 to December 31, 2025. Based on performance, vesting could range from 0% to 200% of the target number of shares subject to the 2023 Annual PSU Awards, with vesting for the PSUs subject to the rTSR performance goal capped at target if the Company’s absolute TSR during the performance period was negative.

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The table below sets forth the threshold, target and maximum achievement levels and actual results for the 2023 Annual PSU Awards:

Performance Measure	Weight	Threshold (40% Payout)		Target (100% Payout)		Maximum (200% Payout)		Actual		Earned as a % of Target	Final Team Performance

rTSR Percentile Ranking(1)	70%	25	th	55	th	85	th	37.4	th	64.7%	45.3%

Strategic Imperative – cost transformation	15%

Company average commodity inflation index relative to China CPI Food Index		0.99		0.97		0.95		0.966		122.0%	18.3%

Strategic Imperative – ESG	15%

Food wastage percentage (three-year average)(2)		1.89%		1.69%		1.49%		1.67%		107.8%	8.1%

Energy indirect greenhouse gas emission reductions per Company- owned store (2025 versus 2020)(3)		15%		20%		27%		36%		200%	15.0%

Final Payout											86.7%

(1)

The rTSR performance measure under the 2023 Annual PSU Awards is measured as the Company’s achievement of total shareholder return against the constituents of the MSCI China Index. TSR is calculated based on the average closing prices over the 20 trading days up to and including the start and end of the performance period and assumes reinvestment of dividends. The payout for the rTSR measure was subject to a target payout cap if the Company’s TSR performance is negative.

(2)	Food wastage percentage represents a weighted average result of food wastage as a percentage of Company sales for KFC and Pizza Hut.

(3)

Energy indirect greenhouse gas emission reductions per Company-owned store generally represents a total of electricity and heat consumption in Company-owned stores, multiplied by the applicable greenhouse gas emission factors of power grid and heating power supply, respectively, using the market-based method and then divided by the number of Company-owned stores operated in 2025.

Based on the Company’s performance against the pre-established performance goals, the Compensation Committee certified a payout level of 86.7% of target.

2022 Lavazza ESOP Grants

In February 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable joint venture equity plan to certain employees of the Company, including the NEOs, in the form of PSUs. The PSU awards (the “2022 Lavazza ESOP Grants”) granted to the NEOs were subject to both performance-based vesting conditions and the occurrence of a liquidity event. As of December 31, 2025, which was the end date of the performance period for the 2022 Lavazza ESOP Grants, none of the performance goals were achieved and the 2022 Lavazza ESOP grants were forfeited pursuant to the terms of the award agreements. While the achievement of performance goals, which were set in late 2021, was affected by challenging market conditions including COVID, the Lavazza joint venture has built a solid foundation, sharpened its brand positioning and strengthened unit economics. The Company remains committed to the Lavazza joint venture’s long-term objectives in China, including reaching 1,000 stores by 2029 and continuing to expand its retail business of packaged coffee products.

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HOW COMPENSATION DECISIONS ARE MADE

Executive Compensation Philosophy

The Compensation Committee at least annually reviews the Company’s executive compensation program to evaluate whether the program continues to be aligned with the compensation objectives adopted by the Compensation Committee below:

•

Pay-for-Performance: NEO annual target total direct compensation is predominantly performance-based and at-risk, in order to reward short- and long-term performance measured against pre-established objectives, including the overall performance of the Company and individual performance and contributions.

•

Align with Stockholder Interests: Executives’ interests should be aligned with stockholder interests through the risks and rewards of equity ownership, including a focus on using long-term incentive awards and imposing stock ownership requirements.

•

Attract and Retain the Right Talent: We need to attract and retain executives with the specific skillset required for large-scale operations in China amid the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain, store and digital operations, as well as deep knowledge of complex regulatory regimes in the U.S. and China, and NYSE and HKEX governance requirements. The Company’s executive compensation program may differ from our U.S. peers to reflect the need to attract, retain and incentivize global talent with specific skillset required by the unique features of the Company.

Role of the Compensation Committee

The Compensation Committee reviews and approves goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers, and determines and approves, either as a committee or together with the other independent Board members, the compensation level of the CEO. The Compensation Committee’s responsibilities under its charter are further described in the section entitled “Governance of the Company” of this proxy statement. While not members of the Compensation Committee, the CEO, the CFO, the Chief People Officer, and the Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2025 to contribute to and understand the Compensation Committee’s oversight of, and decisions relating to, executive compensation. The CEO, the CFO, the Chief People Officer, and the Chief Legal Officer did not attend portions of the meetings relating to their own compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialogue with its independent compensation consultant, the CEO, and the Chief People Officer for the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Compensation Consultant

For evaluating the appropriateness and competitiveness of 2025 target compensation levels for our NEOs, the design of our executive compensation program and policies, and compensation related governance items, including policy positions of institutional stockholders and their advisors, the Compensation Committee continued to seek advice and counsel from its independent compensation consultant Mercer (Hong Kong) Limited (“Mercer”).

In early 2025, the Compensation Committee retained Korn Ferry to act as its new independent compensation consultant. Mercer and Korn Ferry, during their respective service period, attended all Committee meetings, including executive sessions without management and addressed various other matters as requested by the Compensation Committee. The Compensation Committee has assessed the independence of Mercer and Korn Ferry pursuant to NYSE rules and con-

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flicts of interest specifically enumerated by the SEC’s six factors, and the Company has concluded that Mercer and Korn Ferry’s work for the Compensation Committee does not raise any conflicts of interest.

The Compensation Committee annually reviews its relationship with its independent compensation consultants and determines whether to renew the engagement. Only the Compensation Committee has the right to approve the services to be provided by, or to terminate the services of, its independent compensation consultants.

Executive Compensation Peer Group

One of the key objectives of our executive compensation program is to motivate and retain the right talent by providing reasonable and competitive compensation that reflects our business and the geography in which we operate. We use a peer group of publicly listed companies to assess the levels of different components of our overall compensation pro-gram to evaluate whether they remain competitive and to evaluate our annual and long-term incentive program design and structure.

The peer group approved by the Compensation Committee based on a recommendation from the independent compensation consultant is based on objective screening criteria and consists in general of companies in the restaurant, hospitality and food products sectors in the U.S., Greater China and Europe, companies that proxy advisory firms consider to be peers of the Company which have publicly available compensation data disclosure, and other similarly sized companies. While we do not operate restaurants in the U.S. or Europe, consistent with the recommendation of the independent compensation consultant, we have included companies from those regions in the peer group to reflect our competitive market as we globally compete for executive talent from those markets.

After consulting with its then-serving independent compensation consultant, Mercer, the Compensation Committee revised the Company’s compensation peer group in late 2024 and decided to remove five U.S. companies and four non-U.S. companies and add four non-U.S. companies, taking into account factors including geographical mix and size comparability. As a result of these adjustments, the compensation peer group used to evaluate 2025 compensation decisions consists of 12 U.S. and nine non-U.S. companies, as reflected in the table below. At the time of approval, Yum China ranked at approximately 40th percentile on market capitalization and 45th percentile on revenues among the peer group.

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Competitive Positioning
At the beginning of 2025, the Compensation Committee considered executive compensation peer group data as a frame of reference for establishing target compensation levels for base salary and annual and long-term incentive opportunities for each NEO. The Compensation Committee conducted a consistent and rigorous review of the market data provided by the independent compensation consultant and set target total direct compensation to be competitive with the market data, while taking into account internal pay equity, each executive’s experience and tenure in the role, leadership impact and criticality to our strategy and mission, as well as competitive recruiting and retention pressures.
COMPENSATION POLICIES
Compensation Recovery Policy
Pursuant to the Company’s Compensation Recovery Policy, and as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related NYSE listing rules, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any “performance awards” that were awarded to a current or former executive officer as a result of achieving performance targets that would not have been met under the restated results. The Company’s recovery authority applies to any performance award received by a current or former executive officer during the three most-recently completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement (the “
Recovery Period
”). Under the terms of the policy, a “performance award” means any cash or equity-based award that is granted, earned or vested based wholly or in part on the results of a financial reporting measure. In addition, the Company’s Compensation Recovery Policy provides that the Compensation Committee may recover or cancel any performance awards that were received during the Recovery Period by a current or former non-executive
officer employee if such individual’s misconduct completely or partially caused the restatement and such individual would unfairly profit if the recovery or cancellation did not occur.
Equity-Based Awards Grant Policy
The Company’s Equity-Based Awards Grant Policy provides for certain procedures with respect to the granting of equity awards, including specifying pre-determined
dates for annual and
off-cycle
grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. Generally, annual equity grants are effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year. As in prior years and in compliance with the Company’s Equity-Based Awards Grant Policy, the grant date of annual equity awards to our NEOs was in February 2025 after we announced our financial results for 2024. The Company does not schedule its equity grants in anticipation of the release of material non-public
information (“
MNPI
”) nor does the Company time the release of MNPI based on equity grant dates.
Stock Ownership Guidelines and Retention Policy
To align the efforts of our executives with the long-term interests of our stockholders and to reinforce their commitment to the Company’s long-term objectives, the Compensation Committee established a stock ownership and retention policy that applies to our Section 16 Officers and all members of our leadership team. Under the stock ownership and retention policy, the executives have a five-year period from the date of appointment to a covered position to attain the required ownership level. If an executive has not satisfied the guideline after five years, the executive must retain at least 50% of the after-tax
shares resulting from the vesting or exercise of equity awards prior to December 31 of the year in which the five-year phase-in
period ends. If the guideline is not achieved by such date, the executive officer will be required to retain 100% of after-tax
shares resulting from the vesting or exercise of equity awards until the guideline is achieved.

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The chart below shows stock ownership requirements as a multiple of annual base salary for our NEOs. As of the record date, each NEO is in compliance with the Company’s stock ownership requirements and retention policy.

NEO	Stock Ownership Requirement as a Multiple of Annual Base Salary

CEO	6X

CFO	3X

Other NEOs	2X

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
✓ Unvested RSUs ✓ Shares owned, jointly or separately, by the individual, spouse and / or dependent children	× SARs, whether vested or unvested × Unearned PSUs

Hedging and Pledging of Company Stock

Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include, without limitation, short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee:

Min (Jenny) Zhang, Chair

Mikel A. Durham

Edouard Ettedgui

Grace Xin Ge

Ruby Lu

William Wang

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2025 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2025 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2024 and 2023. The Company’s NEOs for the 2025 fiscal year are its CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)	Adjusted Total Compensation Without Legacy Tax Reimbursements ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joey Wat	2025	1,425,000	—	10,654,832	—	6,156,000	1,356,036	19,591,868	18,587,632

Chief Executive Officer	2024	1,425,000	—	10,000,081	—	2,445,300	351,696	14,222,077	14,222,077
	2023	1,425,000	—	10,000,132	—	4,916,250	3,994,410	20,335,792	16,706,971

Adrian Ding	2025	587,863	—	1,359,018	—	1,190,423	171,091	3,308,395	—

Chief Financial Officer	2024	510,129	—	700,088	—	340,894	172,312	1,723,423	—

Warton Wang	2025	609,224	—	1,864,629	—	1,559,234	103,170	4,136,257	—

General Manager, KFC	2024	566,810	—	1,400,082	—	471,359	106,339	2,544,590	—
	2023	565,360	—	1,300,132	—	1,047,221	99,679	3,012,392	—

Jeff Kuai	2025	544,147	—	1,278,602	—	1,057,823	135,636	3,016,208	—

General Manager, Pizza Hut	2024	519,576	—	1,050,085	—	393,501	133,782	2,096,944	—

Duoduo (Howard) Huang	2025	459,094	—	905,737	—	826,369	87,329	2,278,529	—

Chief Supply Chain Officer

(1)

The amounts reported in this column for 2025 represent the grant date fair value of the 2025 Annual PSU Awards and RSU awards granted to each NEO, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation—Stock Compensation. The grant date fair value for the RSU awards was calculated by multiplying the number of RSUs granted by the closing price of a share of Company common stock on the date of grant. With respect to the 2025 Annual PSU Awards, the fair value of rTSR performance measures was determined based on the outcome of a Monte-Carlo simulation model, and the fair value of other performance measures was based on the closing price of our common stock on the date of grant, and the number of PSUs granted. See Note 12 to the Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value of RSU and PSU awards. The maximum value of the 2025 Annual PSU Awards at the grant date assuming that the highest level of performance conditions will be achieved is as follows: Ms. Wat, $8,404,820; Mr. Ding, $756,484; Mr. Wang, $1,470,888; Mr. Kuai, $1,008,593; and Mr. Huang, $714,466.

(2)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our CD&A under the heading “Short-Term Incentives, or STI.”

(3)	The amounts in this column for 2025 are detailed in the 2025 All Other Compensation Table and footnotes to that table, which follow.

(4)

Certain compensation included in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns was denominated in Chinese Renminbi or Hong Kong dollars, which were converted to U.S. dollars using an exchange rate of 7.19 and 7.80, respectively.

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(5)

The amounts in this column are calculated by subtracting the legacy tax reimbursements for the CEO from the “Total” column for the CEO. Prior to our spin-off from YUM, Ms. Wat was offered tax equalization benefits by our former parent as an element of her compensation. These tax equalization benefits represent a legacy benefit offered by YUM prior to the spin-off, which was intended to put Ms. Wat in the same position, from a tax-liability perspective, that she would be in if she was located in her country of residence. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements). The amount reported in the 2023 and 2025 Summary Compensation Table for the CEO includes the tax reimbursement in connection with Ms. Wat’s exercise of SARs granted prior to 2018 during the year. We are providing this supplemental Total by subtracting the legacy tax reimbursements from the “Total” column as we believe it better reflects the compensation decisions made by the Compensation Committee because the compensation received pursuant to the grandfathered tax reimbursements represents a legacy contractual agreement entered into prior to the spin-off. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the “Total” column, as calculated pursuant to the Summary Compensation Table rules. As of the end of 2025, Ms. Wat had exercised all awards subject to the legacy tax equalization benefits.

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2025 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2025 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs for the fiscal year ended December 31, 2025.

Name	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Company Contributions to Defined Contribution Plans ($)(3)	Other ($)(4)	Total ($)
(a)	(b)		(c)	(d)	(e)

Ms. Wat	116,298	1,004,236	142,462	93,040	1,356,036

Mr. Ding	48,413	—	59,080	63,598	171,091

Mr. Wang	41,735	—	30,461	30,974	103,170

Mr. Kuai	83,579	—	27,207	24,850	135,636

Mr. Huang	53,421	—	—	33,908	87,329

(1)

For Ms. Wat, the amount in this column represents an education reimbursement ($56,616) and housing cost reimbursement ($59,682); for Mr. Kuai, the amount in this column represents an education reimbursement; and for Mr. Ding, Mr. Wang and Mr. Huang, the amount in this column represents a housing cost reimbursement. Such amounts are valued based on the amounts paid directly to the NEOs or the service providers, as applicable.

(2)

Amount in this column represents legacy tax reimbursement entered into with the Company’s former parent, which provides for the reimbursement of taxes incurred with respect to the gains realized in 2025 upon exercise of equity awards granted before 2018. These legacy tax reimbursements do not represent any new benefits but rather the settlement of existing contractual agreements that the Company is required to satisfy. As of the end of 2025, Ms. Wat had exercised all awards subject to the legacy tax equalization benefits.

(3)	This column represents contributions to the BSRCHLRS for Ms. Wat and Mr. Ding, and deferred compensation amounts under the Company’s flexible benefit program for Mr. Wang and Mr. Kuai.

(4)

This column reports the total amount of other benefits provided. Such amounts, which are reflective of market practice for similarly situated global executives working in international companies based in mainland China, are paid directly to the NEOs or service providers, as applicable. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of the perquisites and other personal benefits shown in column (b) and other benefits shown in column (d) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation allowances, and physicals. In 2025, Ms. Wat received home leave reimbursement of $63,267 and transportation allowance of $25,041; and Mr. Ding received home leave reimbursement of $26,696.

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EXECUTIVE COMPENSATION

2025 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2025, including the PSUs and RSUs granted under the Company’s 2022 Long Term Incentive Plan approved by its stockholders in 2022 (the “2022 LTIP”) in 2025 to the Company’s NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option/ SAR Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock, Option and SAR Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Wat	—	—	2,850,000	7,125,000	—	—	—	—	—	—	—

	2/10/2025	—	—	—	41,606	104,015	208,030	—	—	—	5,654,831

	2/10/2025	—	—	—	—	—	—	104,015	—	—	5,000,001

Mr. Ding	—	—	529,077	1,322,693	—	—	—	—	—	—	—

	2/10/2025	—	—	—	3,745	9,362	18,724	—	—	—	508,972

	2/10/2025	—	—	—	—	—	—	9,362	—	—	450,031

	5/2/2025	—	—	—	—	—	—	9,083	—	—	400,015

Mr. Wang	—	—	639,686	1,599,214	—	—	—	—	—	—	—

	2/10/2025	—	—	—	7,281	18,203	36,406	—	—	—	989,611

	2/10/2025	—	—	—	—	—	—	18,203	—	—	875,018

Mr. Kuai	—	—	489,733	1,224,332	—	—	—	—	—	—	—

	2/10/2025	—	—	—	4,993	12,482	24,964	—	—	—	678,592

	2/10/2025	—	—	—	—	—	—	12,482	—	—	600,010

Mr. Huang	—	—	367,275	918,188	—	—	—	—	—	—	—

	2/10/2025	—	—	—	3,537	8,842	17,684	—	—	—	480,702

	2/10/2025	—	—	—	—	—	—	8,842	—	—	425,035

(1)

The Compensation Committee approved the 2025 compensation actions of the NEOs on January 21, 2025 and the Board approved the LTI grants to the CEO on February 5, 2025, with February 10, 2025 as the grant date. For Mr. Ding, in addition to the compensation action approved on January 21, 2025, the Compensation Committee approved a promotion grant on March 10, 2025 in connection with his appointment as CFO, with May 2, 2025 as the grant date.

(2)

Amounts in columns (c), (d) and (e) provide the minimum, target and maximum amounts payable as annual incentive compensation to each NEO based on team and individual performance during 2025. The actual amounts of annual incentive compensation awards paid for 2025 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the CD&A, beginning under the heading “Short-Term Incentives, or STI.”

(3)

Amounts reported in columns (f), (g) and (h) provide the threshold, target and maximum numbers of shares of common stock that may be received by the grantee upon vesting of the 2025 Annual PSU Awards. The 2025 Annual PSU Awards granted to each of the NEOs will be settled in shares of common stock, subject to the achievement of performance goals relating to rTSR, system sales growth, ROIC, and salt and sugar reduction during the performance period beginning on January 1, 2025 and ending on December 31, 2027, and the NEO’s continued employment through the last day of the performance period. Amounts reported in the “Threshold” column represent payout of 40% of target PSUs awarded, and amounts reported in the “Maximum” column represent payout of 200% of the target PSUs awarded. During the performance period, the target PSUs will be adjusted to reflect

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the accrual of dividend equivalents, which will be adjusted to reflect the attainment level of performance-based vesting conditions and will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(4)

Amounts in column (i) represent the number of RSUs awarded to each NEO. RSUs vest in equal installments on the first, second and third anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(5)

The amounts reported in this column represent the grant date fair value of the 2025 Annual PSU Awards and RSU awards granted to each of the NEOs, calculated in accordance with ASC 718. With respect to the 2025 Annual PSU awards, the fair value of rTSR performance measures was determined based on the outcome of a Monte-Carlo simulation model, and the fair value of other performance measures was based on the closing price of our common stock on the date of grant, and the number of PSUs granted, assuming probable achievement of the performance goals as of such date. See Note 12 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value for the RSU and PSU awards.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, unvested RSUs and unvested PSUs held by the Company’s NEOs on December 31, 2025. The amounts of RSUs and PSUs reported include dividend equivalent units.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Ms. Wat	2/9/2018	186,151	—		40.29	2/9/2028	—		—	—	—

	2/7/2019	186,100	—		41.66	2/7/2029	—		—	—	—

	2/7/2020	187,063	—		42.71	2/7/2030	—		—	—	—

	2/5/2021	171,989	—		57.39	2/5/2031	—		—	—	—

	2/10/2022	156,726	52,243	(i)	50.16	2/10/2032	6,861	(i)	327,558	—	—

	2/9/2023	—	—		—	—	28,678	(ii)	1,369,106	—	—

	2/8/2024	—	—		—	—	87,707	(iii)	4,187,150	116,577	5,565,370

	2/10/2025	—	—		—	—	106,186	(iv)	5,069,330	106,186	5,069,329
Mr. Ding	2/7/2020	11,224	—		42.71	2/7/2030	—		—	—	—

	2/5/2021	13,760	—		57.39	2/5/2031	—		—	—	—

	2/10/2022	13,261	4,421	(i)	50.16	2/10/2032	581	(i)	27,731	—	—

	2/9/2023	—	—		—	—	2,009	(ii)	95,913	—	—

	2/9/2023	—	—		—	—	3,374	(ii)	161,074	—	—

	2/8/2024	—	—		—	—	6,141	(iii)	293,150	8,161	389,626

	2/10/2025	—	—		—	—	9,557	(iv)	456,271	9,557	456,272

	5/2/2025	—	—		—	—	9,231	(v)	440,685	—	—
Mr. Wang	2/10/2017	11,550	—		26.56	2/10/2027	—		—	—	—

	2/9/2018	6,942	—		40.29	2/9/2028	—		—	—	—

	2/7/2019	10,479	—		41.66	2/7/2029	—		—	—	—

	2/7/2020	6,438	—		42.71	2/7/2030	—		—	—	—

	2/5/2021	12,040	—		57.39	2/5/2031	—		—	—	—

	2/10/2022	10,851	3,617	(i)	50.16	2/10/2032	476	(i)	22,711	—	—

	2/9/2023	—	—		—	—	3,729	(ii)	178,035	—	—

	2/8/2024	—	—		—	—	12,279	(iii)	586,203	16,322	779,201

	2/10/2025	—	—		—	—	18,583	(iv)	887,151	18,583	887,151

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		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Mr. Kuai	11/11/2016	12,212	—		26.98	11/11/2026	—		—	—	—

	2/10/2017	11,178	—		26.56	2/10/2027	—		—	—	—

	2/9/2018	13,313	—		40.29	2/9/2028	—		—	—	—

	2/7/2019	13,400	—		41.66	2/7/2029	—		—	—	—

	2/7/2020	17,959	—		42.71	2/7/2030	—		—	—	—

	2/5/2021	20,066	—		57.39	2/5/2031	—		—	—	—

	2/10/2022	18,084	6,028	(i)	50.16	2/10/2032	792	(i)	37,820	—	—

	2/9/2023	—	—		—	—	2,869	(ii)	136,949	—	—

	2/9/2023	—	—		—	—	844	(ii)	40,305	—	—

	2/8/2024	—	—		—	—	9,210	(iii)	439,701	12,242	584,439

	2/10/2025	—	—		—	—	12,743	(iv)	608,329	12,743	608,329
Mr. Huang	2/10/2017	7,638	—		26.56	2/10/2027	—		—	—	—

	2/9/2018	5,785	—		40.29	2/9/2028	—		—	—	—

	2/7/2019	10,479	—		41.66	2/7/2029	—		—	—	—

	2/7/2020	6,438	—		42.71	2/7/2030	—		—	—	—

	2/5/2021	6,411	—		57.39	2/5/2031	—		—	—	—

	2/10/2022	7,233	2,412	(i)	50.16	2/10/2032	317	(i)	15,156	—	—

	2/9/2023	—	—		—	—	1,722	(ii)	82,218	—	—

	2/9/2023	—	—		—	—	2,531	(ii)	120,818	—	—

	2/8/2024	—	—		—	—	6,141	(iii)	293,150	8,161	389,626

	2/10/2025	—	—		—	—	9,027	(iv)	430,928	9,027	430,928

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 10, 2026.

(2)	The actual vesting dates for unvested RSUs are as follows:

(i)	Remainder of the RSUs vested on February 10, 2026.

(ii)	Remainder of the RSUs vested on February 9, 2026.

(iii)	One-half of the RSUs vested or will vest on each of February 8, 2026 and 2027.

(iv)	One-third of the RSUs vested or will vest on each of February 10, 2026, 2027 and 2028.

(v)	One-third of the RSUs will vest on each of May 2, 2026, 2027 and 2028.

(3)	The market value of each award is calculated by multiplying the number of shares covered by the award by $47.74, the closing price of the Company’s stock on the NYSE on December 31, 2025.

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EXECUTIVE COMPENSATION

(4)

The awards reported in this column represent PSU awards granted to the NEOs that are scheduled to vest based on the Company’s achievement of performance goals relating to rTSR, system sales growth, ROIC, and salt and sugar reductions over the applicable performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount disclosed for this award is reported assuming target payout. For the PSU awards granted in February 2024, the performance period is from January 1, 2024 to December 31, 2026, and for the PSU awards granted in February 2025, the performance period is from January 1, 2025 to December 31, 2027.

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2025 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2025 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)

Ms. Wat	37,252	1,847,739	138,482	6,662,073

Mr. Ding	—	—	13,098	631,187

Mr. Wang	8,187	395,624	21,845	1,033,414

Mr. Kuai	5,167	246,539	14,989	721,435

Mr. Huang	4,888	234,768	14,220	684,935

(1)

This amount includes the number of shares acquired upon the vesting of the 2023 Annual PSUs (and dividend equivalent units) based on performance during the 2023-2025 performance period, with the value realized on vesting determined based on the closing price of our common stock on December 31, 2025. This amount also includes the number of shares acquired upon vesting of RSU awards (and dividend equivalent units), with the value realized on vesting determined based on the closing price of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation

The Company offers certain executives retirement benefits under the BSRCHLRS. Under this program, executives may make personal contributions, and the Company provides a Company-funded contribution ranging from 5% to 10% prior to 2023, and 10% since 2023 of an executive’s base salary. During 2025, Ms. Wat and Mr. Ding were participants in the BSRCHLRS, and each participating NEO received a Company-funded contribution. Participants may elect a variety of mutual funds in which to invest their account balances under the plan. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%.

Under the Company’s executive flexible benefit program, at the choice of the executive, an amount equal to 5% of his or her annual base that he or she would have received as a reimbursement under the executive flexible benefits program can be accrued and paid to the executive at the time of separation. For 2025, Mr. Wang and Mr. Kuai elected to defer 5% of their annual base salary for future payment.

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EXECUTIVE COMPENSATION

2025 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding compensation that has been deferred by Ms. Wat and Mr. Ding pursuant to the terms of the BSRCHLRS and by Mr. Wang and Mr. Kuai under the Company’s flexible benefit program.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	—	142,462	—	—	1,151,679

Mr. Ding	—	59,080	—	—	238,118

Mr. Wang	—	30,461	—	—	42,286

Mr. Kuai	—	27,207	—	—	234,137

Mr. Huang	—	—	—	—	—

(1)

Amounts in this column reflect registrant contributions to (i) the BSRCHLRS for Ms. Wat and Mr. Ding, and (ii) deferred compensation amount under the Company’s flexible benefit program for Mr. Wang and Mr. Kuai and which are reflected in the 2025 Summary Compensation Table.

(2)

Under the Hong Kong Data Privacy Act, the administrator of the BSRCHLRS is restricted from disclosing individual account balances under the BSRCHLRS, and accordingly, the Company is unable to compile earnings information with respect to the BSRCHLRS. Under the terms of the BSRCHLRS, participants may elect a variety of mutual funds in which to invest their account balances under the BSRCHLRS. No interest or earnings are attributed to participant balances for the deferred compensation amount under the Company’s flexible benefit program.

(3)

The amounts reflected in this column are the estimated year-end balances for the NEOs under the BSRCHLRS (excluding investment returns) for Ms. Wat and Mr. Ding and the deferred compensation amount under the Company’s flexible benefit program for Mr. Wang and Mr. Kuai. The amount denominated in Chinese Renminbi and Hong Kong dollars were converted to U.S. dollars using an exchange rate of 7.19 and 7.80, respectively, for disclosure purposes. Amounts in this column include the following amounts that represent Company contributions that were previously reported in the “All Other Compensation” column for the year in the Summary Compensation Table in 2024 and 2023: Ms. Wat, $142,583 in 2024, $142,518 in 2023; Mr. Ding, $51,690 in 2024; Mr. Wang, $11,809 in 2024; and Mr. Kuai, $25,979 in 2024.

Potential Payments upon a Termination or a Change in Control

Termination of Employment without a Change in Control. As noted in the CD&A, the Company maintains the Executive Severance Plan, which provides severance benefits to our NEOs upon termination of employment by the Company without cause or, for participants subject to PRC law, termination for any statutory reason and subject to severance pay under PRC law (each, an “Executive Severance Plan Qualifying Termination”). In the event of an Executive Severance Plan Qualifying Termination, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant (including, without limitation, the Restrictive Covenant Letter Agreements and the Company’s

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change in control severance plan, provided that in the event of a qualifying termination under the change in control severance plan, the terms of the change in control severance plan will govern), the following severance benefits:

•

Cash severance benefits consisting of the greater of (i) the sum of statutory severance payable under PRC law and an amount equal to five times the participant’s average monthly salary in the 12 months prior to the Executive Severance Plan Qualifying Termination as consideration for compliance with certain restrictive covenants, including covenants relating to non-competition as further described below, and (ii) the sum of the participant’s monthly base salary plus 1/12 of the participant’s target annual bonus, multiplied by a severance multiple of 24, in the case of the CEO, and 12 for all other participants;

•

Any accrued, but unpaid as of the date of the Executive Severance Plan Qualifying Termination, annual cash bonus for any completed fiscal year preceding an Executive Severance Plan Qualifying Termination; and

•

If the Executive Severance Plan Qualifying Termination occurs on or after June 30, a pro-rated annual bonus for the year of the Executive Severance Plan Qualifying Termination based on actual performance and pro-rated for the employment period during the year.

In the event of a participant’s material breach of a material obligation to the Company pursuant to any award or agreement between the participant and the Company, including a material breach of the restrictive covenants set forth in any offer letter, restrictive covenant or other agreement entered into by the participant with the Company or a determination that an event constituting “cause” has occurred, then the Compensation Committee may (i) terminate the participant’s right to receive payments under the Executive Severance Plan and (ii) seek the recoupment of any payments previously made to the participant under the Executive Severance Plan, including through exercising rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due to the participant from the Company or any of its affiliates.

The Company is a party to Restrictive Covenant Letter Agreements with each NEO. The Restrictive Covenant Letter Agreements include restrictive covenants relating to non-disclosure, non-competition, non-solicitation and non-disparagement, as well as cooperation in investigations and litigation clauses. As consideration for the restrictive covenants, the Company is obligated to pay an amount equivalent to five times the NEO’s average monthly salary upon a termination of employment, other than in the case of a change-in-control-related termination or the NEO’s death. Such amount would be offset by amounts otherwise owed under any other termination-related agreement between the employee and the Company (including the Executive Severance Plan) so that there is no duplication of payments.

The Company’s equity awards provide for pro-rata vesting for terminations due to death, retirement (age 55 and ten years of service or age 65 and five years of service) or involuntary termination by the Company without cause, with PSUs determined based on actual performance. Outstanding equity awards are forfeited upon a termination for cause. If the NEOs’ employment had terminated as of December 31, 2025 without cause or due to death, they would have been entitled to pro-rata vesting of their outstanding RSUs, SARs and PSUs in the amount set forth in the table below, assuming target performance of the PSUs for purposes of this disclosure.

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EXECUTIVE COMPENSATION

The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a qualifying termination under the Executive Severance Plan on December 31, 2025 and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure, and including dividend equivalent units for RSUs and PSUs.

	Wat ($)	Ding ($)	Wang ($)	Kuai ($)	Huang ($)
Cash Severance	8,550,000	1,142,003	1,256,667	1,037,999	939,418
Release Payment	1,391	1,391	1,391	1,391	1,391
Pro-rata Vesting of SARs	—	—	—	—	—
Pro-rata Vesting of RSUs	4,979,128	628,249	716,949	579,666	462,629
Pro-rata Vesting of PSUs	5,400,023	411,841	815,185	592,402	403,393

TOTAL	18,930,542	2,183,484	2,790,192	2,211,458	1,806,831

Termination of Employment Following a Change in Control. As noted in the CD&A, the Company maintains a change in control severance plan, which provides severance benefits to our NEOs in the event of a termination of employment by the Company without “cause” or by the NEO due to “good reason,” in each case within 24 months following a change in control (a “CIC Qualifying Termination”). Each NEO has executed a participation and restrictive covenant agreement to participate in the Change in Control Severance Plan, which contains restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disclosure, and non-disparagement. In the event of a CIC Qualifying Termination under the Change in Control Severance Plan, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits:

•

An amount equal to the “Severance Multiple” multiplied by the sum of (x) such NEO’s monthly base salary in effect immediately prior to a CIC Qualifying Termination (or prior to any reduction for purposes of good reason) and (y) 1/12 of the greater of such NEO’s annual target cash bonus for the calendar year in which the CIC Qualifying Termi-nation occurs and the most recent annual cash bonus paid to the NEO, with such amounts payable over the 12-month period following the NEO’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for each of the other NEOs.

•

Any accrued, but unpaid as of the date of the CIC Qualifying Termination, annual cash bonus for any completed fiscal year preceding a CIC Qualifying Termination, to be paid within 60 days of the CIC Qualifying Termination.

•	Accrued benefits under any retirement plan or health or welfare plan.

•

If permitted by the terms of the Company’s health plan and applicable law, continued health insurance coverage, sub-sidized by the Company at active employee rates, through the earlier of the one-year anniversary of the participant’s termination of employment and the participant becoming eligible for health insurance coverage under another employer’s plan.

•	Outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the NEO accepts an offer of employment).

Under the terms of our equity agreements, all outstanding SARs and RSUs would fully and immediately vest following a change in control of the Company if the NEO is employed on the date of the change in control and is involuntarily terminated (other than for cause) on or within two years following the change in control. Under the terms of the outstanding PSU awards, if the NEO is employed on the date of the change in control and resigns for good reason or is involuntarily

86	YUM CHINA – 2026 Proxy Statement

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terminated other than for cause within two years following a change in control, then vesting shall be measured based on the greater of (i) actual performance for the performance period through the date of termination of employment and (ii) target performance (provided, however, that if the change in control and termination of employment occur during the first year of the performance period, then performance will be measured based on target performance).

The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a change in control and qualifying termination on December 31, 2025 under the terms of the change in control severance plan and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure, and including dividend equivalent units for RSUs and PSUs.

	Wat ($)	Ding ($)	Wang ($)	Kuai ($)	Huang ($)
Cash Severance	10,687,500	2,284,005	2,513,335	2,075,999	1,660,572
Continued Health Insurance Coverage	20,283	5,880	11,895	11,895	11,895
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of SARs	—	—	—	—	—
Accelerated Vesting of RSUs	10,953,145	1,474,825	1,674,100	1,263,103	942,271
Accelerated Vesting of PSUs	10,634,699	845,898	1,666,352	1,192,768	820,554

TOTAL	32,320,627	4,635,608	5,890,682	4,568,765	3,460,292

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EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Ms. Wat.

Identification of Median Pay Employee

The Company had approximately 290,000 employees as of year-end 2025, and substantially all of them are based in China. Given the nature of its operations, approximately 87% of the Company’s employees were restaurant crewmembers. Approximately 64% of the crewmembers worked part-time, approximately 37% of whom attended university at the same time, and were paid on an hourly basis. Our wage rates for crewmembers are determined based on a number of factors, including but not limited to cost of living, labor supply and demand, and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2025 as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base (excluding Ms. Wat), we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of deter-mining the median employee using December 2025 payroll records. Compensation paid in foreign currencies was con-verted to U.S. dollars using an exchange rate of 7.19 for the relevant period.

Using this methodology, our median employee was identified as a part-time crewmember located in a second-tier city in China.

Ratio

For 2025:

•	The annual total compensation of the median employee, as identified above, was $8,645.

•	Ms. Wat’s annual total compensation, as reported in the Total column of the 2025 Summary Compensation Table, was $19,591,868.

•	Based on this information, the ratio of the annual total compensation of Ms. Wat to the median of the annual total compensation of all employees is approximately 2,266 to 1.

Our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China, approximately 64% of our 250,000 crewmembers are employed on a part-time and hourly basis, and typical hourly wages vary between the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

88	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

To provide supplemental disclosure and not as a substitute for the pay ratio calculated in accordance with SEC executive compensation disclosure rules, we also reviewed the CEO pay ratio excluding the tax reimbursement of $1.0 million in connection with Ms. Wat’s exercise of SARs granted prior to 2018, which represents contractual, legacy tax equalization benefits extended to certain NEOs, including the CEO, by YUM prior to the spin-off. Excluding such amount, the CEO’s 2025 annual total compensation would have been $18,587,632 and the CEO pay ratio for fiscal 2025 would have been 2,150 to 1.

YUM CHINA – 2026 Proxy Statement	89

PAY VERSUS PERFORMANCE

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid (CAP) to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually (CAP) Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ in millions)	rTSR against Constituents of the MSCI China Consumer Discretionary Index (6)
					Total Shareholder Return ($) (4)	MSCI China Consumer Discretionary Index Total Shareholder Return ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	19,591,868	18,758,979	3,184,847	3,130,230	89	57	929	31.7%

2024	14,222,077	17,016,684	2,390,234	2,737,242	88	47	911	62.2%

2023	20,335,792	9,041,796	3,392,452	1,569,060	76	42	827	36.2%

2022	15,892,879	18,178,125	3,577,110	3,947,038	97	50	442	89.1%

2021	16,555,672	6,689,317	3,737,910	2,243,769	88	65	990	36.9%

(1)
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (v) of Regulation
S-K,
we
are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Ms. Wat served as the Company’s principal executive officer (“
PEO
”) for the entirety of 2021, 2022, 2023 and 2024 and 2025 and the Company’s other NEOs for the applicable years were as follows:

•	2025: Adrian Ding, Warton Wang, Jeff Kuai and Duoduo (Howard) Huang .

•	2024: Adrian Ding, Warton Wang, Jeff Kuai, Leila Zhang and Andy Yeung.

•	2023: Andy Yeung, Warton Wang, Johnson Huang and Joseph Chan.

•	2022: Andy Yeung, Joseph Chan, Johnson Huang and Aiken Yuen.

•	2021: Andy Yeung, Johnson Huang, Joseph Chan, Aiken Yuen and Danny Tan.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Ms. Wat and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than Ms. Wat.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Wat during the applicable year, nor the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Ms. Wat) during the applicable year. A reconciliation of the adjustments for Ms. Wat and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
For each fiscal year, the amount included in the table is the cumulative total shareholder return as of the end of that year, assuming that the value of the investment in our common stock and peer group was $100 on December 31, 2020 and that all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The TSR Peer Group consists of the MSCI China Consumer Discretionary Index, which is a free-float adjusted market cap weighted gross total return index, based on MSCI’s Global Investable Market Indexes Methodology and an index referenced in our annual LTI program.

(6)
RTSR percentile ranking reported in this column measures performance for the applicable year. As noted in the CD&A, our rTSR percentile ranking against the constituents of the MSCI China Consumer Discretionary Index was utilized as a component in the 2025 Annual PSU Awards, and is viewed as the most important measure by the Company to link pay and performance.

90	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Actually Paid Adjustments (1)
Year	Summary Compensation Table (SCT) Total ($) (2)	Minus Value of Stock Option/ SAR and Stock Awards Reported in SCT ($) (3)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Fiscal Year ($) (4)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years ($) (5)	Plus Fair Value at Vesting of Stock Option/ SAR and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (6)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (7)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option/ SAR and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (8)	Equals Compensation Actually Paid ($)

Joey Wat

2025	19,591,868	10,654,832	11,144,068	(528,170)	—	(793,955)	—	18,758,979

2024	14,222,077	10,000,081	11,173,884	1,587,107	—	33,697	—	17,016,684

2023	20,335,792	10,000,132	6,436,699	(4,405,524)	—	(3,325,039)	—	9,041,796

2022	15,892,879	9,285,127	8,595,753	2,864,570	—	110,050	—	18,178,125

2021	16,555,672	8,703,924	6,661,504	(7,555,976)	—	(267,959)	—	6,689,317

Other NEOs (9)

2025	3,184,847	1,351,996	1,419,652	(48,722)	—	(73,551)	—	3,130,230

2024	2,390,234	1,270,081	1,419,166	215,882	—	(17,959)	—	2,737,242

2023	3,392,452	1,500,086	965,547	(864,490)	—	(424,363)	—	1,569,060

2022	3,577,110	1,751,225	1,606,822	500,217	—	14,114	—	3,947,038

2021	3,737,910	1,772,973	1,374,102	(1,160,113)	—	64,843	—	2,243,769

(1)	This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

(2)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(3)
Represents the grant date fair value of the stock option/SAR awards and stock awards granted during the indicated fiscal year as reported in the Summary Compensation Table, computed in accordance with ASC 718. See Note 12 to the Consolidated Financial Statements included in the Annual Report on Form
10-K
for the year ended December 31, 2025.

(4)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option/SAR awards and stock awards granted during such fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value as of the indicated fiscal year-end
is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

(5)
Represents the change in fair value during the indicated fiscal year of each stock option/SAR award and stock award that was granted in prior fiscal years and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of

YUM CHINA – 2026 Proxy Statement	91

EXECUTIVE COMPENSATION

such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value as of the indicated fiscal year-end
is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

(6)	Represents the fair value at vesting of the stock option/SAR awards and stock awards that were granted and vested during the indicated fiscal year.

(7)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option/SAR award and stock award that was granted in prior fiscal years and which vested during the indicated fiscal year, computed in accordance with ASC 718.

(8)
Represents the fair value as of the last day of the prior fiscal year of the stock option/SAR awards and stock awards that were granted in prior fiscal years which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accor-dance with ASC 718.

(9)	See footnote (1) on page 90 for the non-PEO NEOs included in the average for each fiscal year.
Relationship Between Pay and Performance
As described in more detail in the section “—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. A significant portion of the Company’s executive compensation program consists of equity awards, including PSUs, SARs and RSUs. The fair value of equity awards, in particular the PSUs, as of the grant date and each fiscal year-end
is heavily impacted by the Company’s stock price as of the same date, thereby impacting the compensation actually paid as reported.

•
The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs, and each of the Company cumulative TSR and the MSCI China Consumer Discretionary Index cumulative TSR.

92	YUM CHINA – 2026 Proxy Statement

EXECUTIVE COMPENSATION

•
The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and rTSR percentile ranking against the constituents of the MSCI China Consumer Discretionary Index.

Compensation Actually Paid vs.
Company's r-TSR against Constituents of MSCI China Consumer Discretionary Index
Compensation Actually Paid ($ millions)
$50
$40
$30
$20
$10
$0
r-TSR (percentile)
100%
80%
60%
40%
20%
0%
-20%
36.9%
89.1%
36.2%
62.2%
31.7%
2021
2022
2023
2024
2025
PEO - Compensation Actually Paid
Other NEOs - Average Compensation Actually Paid
r-TSR against Constituents of MSCI China Consumer Discretionary Index

•	The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and Net Income.

Compensation Actually Paid vs.
Net Income
$50
$40
$30
$20
$10
$0
Compensation Actually Paid ($ millions)
$1,000
$800
$600
$400
$200
$0
Net Income
($ millions)
2021
2022
2023
2024
2025
PEO - Compensation Actually Paid
Other NEOs - Average Compensation Actually Paid
Net Income

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EXECUTIVE COMPENSATION

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
Below is a list of performance measures, which in the Company’s assessment represent the most important performance
measures
used
by the Company to link compensation actually paid to the NEOs for 2025 to the Company’s performance. As described in greater detail in “—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company for our stockholders.

Most Important Financial Performance Measures
•
rTSR against the constituents of the MSCI China Consumer Discretionary Index
•
rTSR against the constituents of the S&P 500 Consumer Discretionary Index
•
System Sales Growth
•
Return on Invested Capital
•
Adjusted Operating Profit Growth
•
Same-store Sales Growth
•
System Net New Builds

94	YUM CHINA – 2026 Proxy Statement

2025 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required as members of the Board. The Nominating and Governance Committee of the Board considers advice from the independent compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors. The Company’s director compensation structure for 2025 is discussed below and did not change as compared to the 2024 director compensation program.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors. Please see the 2025 Summary Compensation Table for the compensation received by Ms. Wat during 2025 for her role as CEO of the Company.

Non-Employee Directors Retainer. Our non-employee directors were each compensated with an annual retainer equal to $315,000, payable in Company common stock or, if requested by a director, up to one-half in cash. The 2025 annual retainers were paid to compensate the directors for their services from June 1, 2025 to May 31, 2026, unless otherwise noted.

Chairman Retainer. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual stock retainer of $225,000.

Committee Chair and Member Retainer. For 2025, the Chairperson of the Audit Committee (Ms. Durham) received an additional annual stock retainer of $35,000, the Chairperson of the Compensation Committee (Ms. Zhang) received an additional annual stock retainer of $25,000, the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional annual stock retainer of $20,000 , and the Chairperson of the Food Safety and Sustainability Committee (Mr. Shao) received an additional annual stock retainer of $20,000. In addition, each member of the Audit Committee (Ms. Ge, Mr. Hoffmann and Mr. Shao) received an additional annual stock retainer of $17,500, each member of the Compensation Committee (Ms. Durham, Mr. Ettedgui, Ms. Ge, Ms. Lu and Mr. Wang) received an additional annual stock retainer of $12,500, each member of the Nominating and Governance Committee (Mr. Ettedgui, Ms. Ge, Ms. Lu, Ms. Zhang and, on a prorated basis, Mr. Wei) received an additional annual stock retainer of $10,000, and each member of the Food Safety and Sustainability Committee (Mr. Aiken, Mr. Ettedgui, Mr. Hoffmann, Ms. Zhu and, on a prorated basis, Mr. Wei) received an additional annual stock retainer of $10,000.

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2025 DIRECTOR COMPENSATION

The table below summarizes cash compensation earned by and stock retainers granted to each non-employee director during 2025.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)

Robert B. Aiken	157,500	(1)	167,500	—	325,000

Mikel A. Durham	157,500	(1)	205,000	—	362,500

Edouard Ettedgui	—		347,500	—	347,500

Grace Xin Ge(3)	157,500	(1)	197,500	—	355,000

David Hoffmann	—		342,500	—	342,500

Fred Hu	—		560,000	—	560,000

Ruby Lu	—		337,500	—	337,500

Zili Shao	157,500	(1)	195,000	—	352,500

William Wang	—		327,500	—	327,500

Zhe (David) Wei(4)	131,250	(1)	138,750	—	270,000

Min (Jenny) Zhang	157,500	(1)	192,500	—	350,000

Christina Xiaojing Zhu			325,000	—	325,000

Peter A. Bassi(5)	—		—	161,700	161,700

(1)	Represents the portion of the annual retainer that Mr. Aiken, Ms. Durham, Ms. Ge, Mr. Shao, Mr. Wei and Ms. Zhang elected to receive in cash rather than equity.

(2)

Represents the grant date fair value for annual stock retainer awards granted in 2025. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, or if the grant date is not a trading day, on the trading day immediately prior to the grant date, with any fractional shares paid in cash rather than equity.

(3)	Ms. Grace Xin Ge was first elected to the Board at the 2025 annual meeting of stockholders.

(4)

Mr. Zhe (David) Wei was first appointed as a director by the Board in August 2025. In addition to the retainers granted to Mr. Wei in respect of his service as a member of the Board and the Food Safety and Sustainability Committee reported in the table above, the pro-rated stock retainer for his service as a member of the Nominating and Governance Committee since December 2025 was granted to Mr. Wei in February 2026 and will be included in the Stock Awards column in the 2026 Director Compensation Table.

(5)

Mr. Bassi did not stand for re-election at the 2025 annual meeting of stockholders. While Mr. Bassi served as a director during 2025, he did not receive any compensation in 2025 with respect to such service, as his 2024 compensation that was reported in the 2024 Director Compensation Table represented compensation for his service until May 2025. On June 19, 2025, Mr. Bassi entered into a senior advisor service contract with the Company, pursuant to which Mr. Bassi will provide governance and Board advisory services to the Board from June 1, 2025 to May 31, 2026, with a monthly retainer of $23,100. The amount reported in the All Other Compensation column represents the advisory retainer paid to Mr. Bassi in 2025.

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, we nevertheless expect our directors to own a meaningful number of shares of Company common stock, and we have a share retention policy in place for directors. Pursuant to the share retention policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

96	YUM CHINA – 2026 Proxy Statement

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes, as of December 31, 2025, the equity compensation we may issue to our directors, officers, employees and other persons under (i) the Company’s 2016 LTIP, which was approved by YUM as the Company’s sole stockholder prior to the Company’s spin-off from YUM; and (ii) the Company’s 2022 LTIP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,725,312 (1)	41.75 (2)	25,560,805 (3)

Equity compensation plans not approved by security holders	—	—	—

TOTAL	7,725,312		25,560,805

(1)	Includes 1,842,865 shares issuable in respect of RSUs and PSUs (assuming target performance and including shares issuable under the 2023 Annual PSUs).

(2)	RSUs and PSUs do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding SARs.

(3)

While certain equity awards remain outstanding under the Company’s 2016 LTIP, no future equity awards may be granted under such plan. The number represents the number of Company common stock remaining available for future grants under the 2022 LTIP only. Full value awards granted to the Company’s employees under the 2022 LTIP, including RSUs and PSUs, will reduce the number of shares available for issuance by two shares. SARs granted to the Company’s employees under the 2022 LTIP will reduce the number of shares available for issuance only by one share.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Mikel A. Durham (Chair), Grace Xin Ge, David Hoffmann and Zili Shao, each of whom is independent within the meaning of applicable SEC regulations, the listing standards of the NYSE and the Hong Kong Listing Rules. For additional information about the members of the Audit Committee, see “Governance of the Company—What are the Committees of the Board?”

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint and replace the independent auditors, and is directly responsible for the compensation of the independent auditors, subject to stockholder approval. The Audit Committee manages the Company’s relationship with its independent auditors, which reports directly to the Audit Committee. Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditors. In doing so, the Audit Committee considers whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer, Chief Legal Officer and Principal Accounting Officer), the internal auditors and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2025, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, disclosures related to critical accounting practices, and critical audit matters during the course of the audit. The Audit Committee has also discussed with KPMG matters relating to their independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the Audited Financial Statements for fiscal 2025?

Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that it include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC and the Company’s Annual Report for the year ended December 31, 2025 to be filed with the HKEX.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Mikel A. Durham, Chair

Grace Xin Ge

David Hoffmann

Zili Shao

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ADDITIONAL INFORMATION

Delinquent section 16(a) reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Company common stock to file with the SEC reports of their ownership and changes in their ownership of Company common stock. To our knowledge, based solely on a review of the copies of the reports filed by such persons with the SEC and representations by our directors and executive officers that no other reports were required, all of the reports required to be filed by such persons during 2025 were timely filed, except for two Form 4s filed on August 14, 2025 and November 12, 2025 on behalf of Mr. Zhe (David) Wei, and a Form 4 filed on May 7, 2025 on behalf of Adrian Ding, each reporting one late transaction due to administrative issues.

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Sodali & Co (previously known as Morrow Sodali LLC) to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials?

For stockholders of our common stock registered on our U.S. register

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.computershare.com, click on Login to Investor Center, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing to our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by logging onto www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare Trust Company, N.A.

For stockholders of our common stock registered on our Hong Kong register

We publish annual reports and proxy statements on our website and on HKEX’s website in English and Chinese. Upon your request, we will provide printed copies of proxy materials in English and Chinese.

100	YUM CHINA – 2026 Proxy Statement

ADDITIONAL INFORMATION

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials.

Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2027 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by December 17, 2026. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In addition, our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances (the “Proxy Access”). Pursuant to our Proxy Access bylaw, stockholder nomination of directors to be included in our proxy statement and proxy card for the 2027 annual meeting of the Company’s stockholders must be received by our Corporate Secretary no earlier than November 17, 2026 and no later than December 17, 2026. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates pursuant to Proxy Access.

Under our Bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must

YUM CHINA – 2026 Proxy Statement	101

ADDITIONAL INFORMATION

include information set forth in our Bylaws. For the 2027 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 28, 2027 and no later than February 27, 2027, unless we hold the 2027 annual meeting before April 28, 2027 or after June 28, 2027, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 29, 2027.

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans of Yum China, including Yum China’s sustainability goals. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to

102	YUM CHINA – 2026 Proxy Statement

ADDITIONAL INFORMATION

differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025) for additional detail about factors that could affect our financial and other results.

YUM CHINA – 2026 Proxy Statement	103

YUM CHINA HOLDINGS, INC. 101 EAST PARK BOULEVARD, SUITE 805 PLANO, TX 75074 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 a.m. on May 27, 2026 Beijing/Hong Kong time / 11:59 p.m. on May 26, 2026 U.S. Eastern time. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 a.m. on May 27, 2026 Beijing/Hong Kong time / 11:59 p.m. on May 26, 2026 U.S. Eastern time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V92453-P50359 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY YUM CHINA HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: Election of Directors Nominees: For Against Abstain 1a. Fred Hu 1b. Joey Wat 1c. Mikel A. Durham 1d. Edouard Ettedgui 1e. Grace Xin Ge 1f. David Hoffmann 1g. Ruby Lu 1h. Zili Shao 1i. William Wang 1j. Zhe (David) Wei 1k. Min (Jenny) Zhang 1l. Christina Xiaojing Zhu The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. Approval and Ratification of the Appointment of KPMG Huazhen LLP and KPMG as the Company’s Independent Auditors for 2026 Advisory Vote to Approve Executive Compensation Vote to Authorize the Board of Directors to Issue Shares up to 20% of Outstanding Shares Vote to Authorize the Board of Directors to Repurchase Shares up to 10% of Outstanding Shares For Against Abstain NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V92454-P50359 YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders May 28, 2026 8:00 a.m. (local time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Adrian Ding and Pingping Liu, or either of them, as proxies, each with the power to appoint his/her substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. local time, on May 28, 2026, at Ritz-Carlton Hong Kong, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side